                                U.S. $200,000,000

                                CREDIT AGREEMENT

                           Dated as of March 25, 2003

                                      Among

                       CENTERPOINT ENERGY RESOURCES CORP.

                                  as Borrower,

                                       and

                        THE INITIAL LENDERS NAMED HEREIN

                               as Initial Lenders,

                                       and

            SALOMON SMITH BARNEY INC. and J.P. MORGAN SECURITIES INC.

                    as Lead Arrangers and Joint Bookrunners,

                                       and

                               CITICORP USA, INC.

                            as Administrative Agent,

                                       and

                          CITICORP NORTH AMERICA, INC

                              as Collateral Agent,

                                       and

     WACHOVIA BANK, NATIONAL ASSOCIATION and BANC ONE CAPITAL MARKETS, INC.

                            as Co-Syndication Agents,

                                       and

                CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH

                             as Documentation Agent

                   CERC 364-Day Revolving Credit Agreement

                                TABLE OF CONTENTS

                                                                                                                     PAGE
                   ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms..............................................................................      1
SECTION 1.02. Computation of Time Periods........................................................................     16
SECTION 1.03. Accounting Terms...................................................................................     16

                  ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01. The Revolving Advances.............................................................................     17
SECTION 2.02. Making the Revolving Advances......................................................................     17
SECTION 2.03. The CAF Advances...................................................................................     18
SECTION 2.04. Competitive Bid Procedure..........................................................................     18
SECTION 2.05. Fees...............................................................................................     20
SECTION 2.06. Termination or Reduction of the Commitments........................................................     20
SECTION 2.07. Repayment..........................................................................................     21
SECTION 2.08. Interest...........................................................................................     21
SECTION 2.09. Interest Rate Determination........................................................................     21
SECTION 2.10. Optional Conversion of Revolving Advances..........................................................     22
SECTION 2.11. Optional Prepayments of Revolving Advances.........................................................     22
SECTION 2.12. Increased Costs....................................................................................     22
SECTION 2.13. Illegality.........................................................................................     23
SECTION 2.14. Payments and Computations..........................................................................     23
SECTION 2.15. Taxes..............................................................................................     24
SECTION 2.16. Sharing of Payments, Etc...........................................................................     26
SECTION 2.17. Use of Proceeds....................................................................................     26
SECTION 2.18. Evidence of Debt...................................................................................     26

               ARTICLE III CONDITIONS TO EFFECTIVENESS AND LENDING

SECTION 3.01. Conditions Precedent to Effectiveness of Sections 2.01 and 2.03....................................     27
SECTION 3.02. Conditions Precedent to Each Revolving Borrowing...................................................     28
SECTION 3.03.  Conditions Precedent to Each CAF Borrowing........................................................     28
SECTION 3.04.  Determinations Under Section 3.01.................................................................     29

                    ARTICLE IV REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower.....................................................     29

                       ARTICLE V COVENANTS OF THE BORROWER

SECTION 5.01. Affirmative Covenants..............................................................................     30
SECTION 5.02. Negative Covenants.................................................................................     32
SECTION 5.03. Financial Covenants................................................................................     34

                          ARTICLE VI EVENTS OF DEFAULT

SECTION 6.01. Events of Default..................................................................................     35

                   CERC 364-Day Revolving Credit Agreement

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                                       ii

                                                                                                                     PAGE
                             ARTICLE VII THE AGENTs

SECTION 7.01. Authorization and Action...........................................................................     37
SECTION 7.02. Agents' Reliance, Etc. ............................................................................     37
SECTION 7.03. CUSA, JPMS and Affiliates..........................................................................     37
SECTION 7.04. Lender Credit Decision.............................................................................     37
SECTION 7.05. Indemnification....................................................................................     38
SECTION 7.06. Successor Agents...................................................................................     38

                           ARTICLE VIII MISCELLANEOUS

SECTION 8.01. Amendments, Etc....................................................................................     38
SECTION 8.02. Notices, Etc.......................................................................................     39
SECTION 8.03. No Waiver; Remedies................................................................................     40
SECTION 8.04. Costs and Expenses.................................................................................     40
SECTION 8.05. Right of Set-off...................................................................................     41
SECTION 8.06. Binding Effect.....................................................................................     41
SECTION 8.07. Assignments and Participations.....................................................................     41
SECTION 8.08. Collateral.........................................................................................     43
SECTION 8.09. Confidentiality....................................................................................     43
SECTION 8.10. Governing Law......................................................................................     43
SECTION 8.11. Execution in Counterparts..........................................................................     43
SECTION 8.12. Jurisdiction, Etc. ................................................................................     43

Schedules

Schedule 1 - List of Applicable Lending Offices

Exhibits

Exhibit A - Form of Promissory Note

Exhibit B - Form of Notice of Borrowing

Exhibit C - Form of Assignment and Acceptance

Exhibit D - Form of CAF Note

Exhibit E - Form of Competitive Bid Request

Exhibit F - Form of Competitive Bid

Exhibit G - Form of Competitive Bid Confirmation

Exhibit H - Form of Pledge Agreement

                   CERC 364-Day Revolving Credit Agreement

                                CREDIT AGREEMENT

                           Dated as of March 25, 2003

                  CENTERPOINT ENERGY RESOURCES CORP., a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") listed on the signature pages hereof, SALOMON SMITH BARNEY INC. ("SSBI") and J.P. MORGAN SECURITIES INC. ("JPMS"), as lead arrangers and as joint bookrunners (the "Lead Arrangers"), WACHOVIA BANK, NATIONAL ASSOCIATION and BANC ONE CAPITAL MARKETS, INC., as syndication agents (the "Co-Syndication Agents"), CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH, as documentation agent (the "Documentation Agent"), CITICORP NORTH AMERICA, INC. ("CNAI"), as collateral agent (the "Collateral Agent") and CITICORP USA, INC. ("CUSA"), as administrative agent (the "Administrative Agent") for the Lenders (as hereinafter defined), agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Acquired Entity" has the meaning set forth in the definition of "Permitted Liens".

                  "Advance" means a Revolving Advance or a CAF Advance, as the case may be, by a Lender to the Borrower pursuant to Article II, and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Advance).

                  "Affiliate" of any Person means any other Person that, directly or indirectly, Controls or is Controlled by or is under common Control with such first Person.

                  "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent at Citibank, N.A. with its office at Two Penns Way, Suite 200, New Castle, Delaware, 19720, Account No. 36852248, Attention: Global Loans/Agency.

                  "Agents" means the Administrative Agent and the Collateral Agent.

                  "Aggregate Outstanding Extensions of Credit" means, as to any Lender at any time, an amount equal to the aggregate principal amount of all Revolving Advances and CAF Advances made by such Lender then outstanding.

                  "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance or CAF Eurodollar Rate Advance.

                  "Applicable Margin" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

   Public Debt Rating           Applicable Margin for          Applicable Margin for
      S&P/Moody's                Base Rate Advances          Eurodollar Rate Advances
   ------------------           ---------------------        ------------------------
Level 1
BBB+/Baa1 or above                      0.00%                          0.85%
-------------------------------------------------------------------------------------
Level 2
BBB/Baa2                                0.05%                          1.05%
-------------------------------------------------------------------------------------

                   CERC 364-Day Revolving Credit Agreement

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                                        2

Level 3
BBB-/Baa3                               0.50%                          1.50%
-------------------------------------------------------------------------------------
Level 4
BB+/Ba1                                 1.00%                          2.00%
-------------------------------------------------------------------------------------
Level 5
Lower than Level 4 or
 unrated by both S&P and
 Moody's                                1.50%                          2.50%
-------------------------------------------------------------------------------------

         provided, that at all times that any amounts due under the Bridge Credit Agreement remain outstanding, the Applicable Margin shall be equal to 4.50%.

                  "Applicable Percentage" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

      Public Debt Rating                  Applicable
          S&P/Moody's                     Percentage
      ------------------                  ----------
Level 1                                     0.15%
BBB+/Baa1
----------------------------------------------------
Level 2                                     0.20%
BBB/Baa2
----------------------------------------------------
Level 3                                     0.25%
BBB-/Baa3
----------------------------------------------------
Level 4                                     0.50%
BB+/Ba1
----------------------------------------------------
Level 5                                     0.50%
Lower than Level 4 or unrated
 by both S&P and Moody's
----------------------------------------------------

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit C hereto.

                  "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                           (a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as its base rate; and

                           (b) 1/2 of one percent per annum above the Federal Funds Rate.

                  "Base Rate Advance" means a Revolving Advance that bears interest as provided in Section 2.08(a)(i).

                  "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrowed Money" of any Person means any Indebtedness of such Person for or in respect of money borrowed or raised by whatever means (including acceptances, deposits and lease obligations under Capital Leases); provided, however, that Borrowed Money shall not include (a) any guarantees that may be incurred by endorsement of negotiable instruments for deposit or collection in the ordinary course of business or similar transactions, (b) any obligations or guarantees of performance of obligations under a franchise, performance bonds, franchise bonds, obligations to reimburse drawings under letters of credit issued in accordance with the terms of any safe harbor lease or franchise or in lieu of performance or in

                   CERC 364-Day Revolving Credit Agreement

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                                        3

         lieu of franchise bonds or other obligations that do not represent money borrowed or raised, which reimbursement obligations in each case shall be payable in full within ten (10) Business Days after the date upon which such obligation arises, (c) trade payables, (d) customer advance payments and deposits arising in the ordinary course of such Person's business, (e) operating leases and (f) obligations under swap agreements.

                  "Borrowing" means either a Revolving Borrowing or a CAF Borrowing.

                  "Borrowing Date" means any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Advances hereunder.

                  "Bridge Credit Agreement" means the $350,000,000 Bridge Credit Agreement to be entered into among the Borrower, Salomon Smith Barney Inc. as lead arranger, the lenders party thereto and Citicorp North America, Inc. as administrative agent.

                  "Bridge Lenders" means the "Lenders" as defined in the Bridge Credit Agreement.

                  "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                  "CAF Advance" means an Advance made to the Borrower pursuant to Section 2.04 by a Lender in response to a Competitive Bid Request.

                  "CAF Borrowing" means a borrowing consisting of CAF Advances under Section 2.04 consisting of CAF Advances of the same Type made on the same day by the Lender or Lenders whose Competitive Bid or Bids have been accepted pursuant to Section 2.04(d).

                  "CAF Eurodollar Rate Advance" means any CAF Advance that bears interest at the Eurodollar Rate.

                  "CAF Facility" has the meaning as set forth in Section
         2.03(a).

                  "CAF Margin" means, as to any Competitive Bid relating to a CAF Eurodollar Rate Advance, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the Eurodollar Rate in order to determine the interest rate acceptable to such Lender with respect to such CAF Eurodollar Rate Advance.

                  "CAF Note" means a promissory note of the Borrower payable to the order of any Lender that has requested a CAF Note pursuant to
         Section 2.18(a), in substantially the form of Exhibit D hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the CAF Advances made by such Lender.

                  "CAF Rate" means, as to any Competitive Bid made by a Lender pursuant to Section 2.04(b), (i) in the case of a CAF Eurodollar Rate Advance, the CAF Margin added to or subtracted from, as the case may be, the Eurodollar Rate, and (ii) in the case of a Fixed Rate Advance, the fixed rate of interest, in each case, offered by such Lender.

                  "Capital Lease" means a lease that, in accordance with GAAP, would be recorded as a capital lease on the balance sheet of the lessee.

                  "Cash Interest" means interest expense of the Borrower and its Subsidiaries, to the extent actually paid in cash, during the relevant period.

                  "Collateral" has the meaning specified in the Pledge
         Agreement.

                   CERC 364-Day Revolving Credit Agreement

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                                        4

                  "Collateral Agent" has the meaning as set forth in the recital of the parties hereto.

                  "Commitment" has the meaning specified in Section 2.01.

                  "Communications" has the meaning specified in Section 8.02(b).

                  "Competitive Bid" has the meaning as set forth in Section 2.04(b).

                  "Competitive Bid Confirmation" has the meaning as set forth in
         Section 2.04(d).

                  "Competitive Bid Request" has the meaning as set forth in
         Section 2.04(a).

                  "Confidential Information" means information that the Borrower furnishes to the Administrative Agent or any Lender in a writing designated as confidential or which in the Borrower's course of dealing with the Administrative Agent or such Lender has been designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Administrative Agent or such Lender from a source other than the Borrower.

                  "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

                  "Consolidated Capitalization" means the sum of (a) Consolidated Shareholders' Equity, (b) Consolidated Indebtedness for Borrowed Money and (c) without duplication, any Mandatory Payment Preferred Stock.

                  "Consolidated Net Tangible Assets" means the total amount of assets of the Borrower and its Subsidiaries less, without duplication,
         (a) total current liabilities (excluding Indebtedness for Borrowed Money due within 12 months); (b) all reserves for depreciation and other asset valuation reserves, but, excluding reserves for deferred federal income taxes arising from accelerated amortization or otherwise; (c) all intangible assets such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset; and (d) all appropriate adjustments on account of minority interests of other persons holding common stock of any Subsidiary; all as reflected in the Borrower's audited consolidated balance sheet most recently delivered pursuant hereto prior to the date of a determination of Consolidated Net Tangible Assets hereunder.

                  "Consolidated Shareholders' Equity" means, as of any date of determination, the total assets of Borrower and its Consolidated Subsidiaries less all liabilities of Borrower and its Consolidated Subsidiaries. (As used in this definition, "liabilities" means all obligations that, in accordance with GAAP consistently applied, would be classified on a balance sheet as liabilities, including, without limitation, (a) Indebtedness; (b) deferred liabilities; and (c) Indebtedness of Borrower or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of Borrower or such Consolidated Subsidiaries, but in any case excluding as at such date of determination any Junior Subordinated Debt owned by any Hybrid Preferred Securities Subsidiary and excluding any adjustment, non-cash charge to net income or other non-cash charges or write-offs resulting thereto from the application of SFAS No. 142 and similar provisions of GAAP).

                  "Controlled" means, with respect to any Person, the ability of another Person (whether directly or indirectly and whether by the ownership of voting securities, contract or otherwise) to appoint and/or remove the majority of the members of the board of directors or other governing body of that Person (and "Control" and "Controls" shall be similarly construed).

                  "Convert", "Conversion" and "Converted" each refers to a conversion of Revolving Advances of one Type into Revolving Advances of the other Type pursuant to Section 2.09 or 2.10.

                  "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                   CERC 364-Day Revolving Credit Agreement

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                                        5

                  "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "EBITDA" means, for any period, net income (or net loss) plus the sum of (a) interest expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense and (e) to the extent reflected as a charge in the computation of net income for such period, any other non-cash charges, in each case determined in accordance with GAAP for such period.

                  "Effective Date" has the meaning specified in Section 3.01.

                  "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; and (iii) any other Person approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 8.07, the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance having the force of law relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                  "Equity Interests" means any capital stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity or other equity interest or investment of whatever nature.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

                  "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in
         Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in

                   CERC 364-Day Revolving Credit Agreement

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                                        6

         Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in
         Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or
         (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such rate per annum is not such a multiple) at which deposits in U.S. dollars are offered by the principal office of Citibank, N.A. in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Administrative Agent's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

                  "Eurodollar Rate Advance" means a Revolving Advance that bears interest as provided in Section 2.08(a)(ii).

                  "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances or CAF Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances or CAF Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Excess Cash Flow" means, for any period,

                           (a) net cash provided by (used in) operating
                  activities as reported in the Borrower's Statements of Consolidated Cash Flows, less

                           (b) net cash used in investing activities as reported
                  in the Borrower's Statements of Consolidated Cash Flows, plus

                           (c) if there was a net increase in Consolidated
                  Indebtedness for Borrowed Money (other than with respect to amounts borrowed under this Agreement), the amount of such increase, less

                   CERC 364-Day Revolving Credit Agreement

                           (d) if there was a net decrease in the amount of
                  Consolidated Indebtedness for Borrowed Money (other than with respect to amounts borrowed under this Agreement), the amount of such decrease.

                  "Exchange Act" means the Securities Exchange Act of 1933, as amended.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fee Letter" means the 364-Day Revolving Credit Facility Fee Letter dated as of February 28, 2003 between CUSA, SSBI and the Borrower.

                  "Financial Officer" means, with respect to the Borrower, its chief financial officer, chief accounting officer, treasurer, assistant treasurer, comptroller or any other officer acceptable to the Administrative Agent.

                  "Fixed Rate Advance" means any CAF Advance made by a Lender pursuant to Section 2.04(b) based upon a fixed percentage rate per annum offered by such Lender, expressed as a decimal (to no more than four decimal places), and accepted by the Borrower.

                  "Fully Hedged" means, with respect to any Indexed Debt Securities, that Borrower or any Consolidated Subsidiary of Borrower either (i) owns or has in effect rights providing substantially the economic effect, in such context, of owning, a sufficient amount of the Indexed Asset relating thereto to satisfy completely its obligations at maturity of the Indexed Debt Securities or (ii) has in effect a hedging arrangement sufficient to enable it to satisfy completely its obligations at maturity of the Indexed Debt Securities.

                  "GAAP" has the meaning specified in Section 1.03.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee" means, as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any principal of any Indebtedness for Borrowed Money (the "primary obligations") of any other third Person in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary obligation or (iii) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Borrower in good faith (and "guaranteed" and "guarantor" shall be construed accordingly).

                   CERC 364-Day Revolving Credit Agreement

                  "Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                  "Hybrid Preferred Securities" means preferred securities issued by any Hybrid Preferred Securities Subsidiary.

                  "Hybrid Preferred Securities Subsidiary" means any Delaware business trust (or similar entity) (i) all of the common equity interest of which is owned (either directly or indirectly through one or more Wholly-Owned Subsidiaries) at all times by Borrower, (ii) that has been formed for the purpose of issuing Hybrid Preferred Securities and (iii) substantially all of the assets of which consist at all times solely of the Junior Subordinated Debt and payments made from time to time on the Junior Subordinated Debt.

                  "Indebtedness" of any Person means the sum of (a) all items (other than capital stock, capital surplus and retained earnings) that, in accordance with GAAP consistently applied, would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date on which the Indebtedness is to be determined and (b) the amount of all Guarantees by such Person; provided, however, that Indebtedness of a Person shall not include any Junior Subordinated Debt owned by any Hybrid Preferred Securities Subsidiary or any Guarantee by Borrower of payments with respect to any Hybrid Preferred Securities.

                  "Indexed Asset" means, with respect to any Indexed Debt Security, (i) any security or commodity that is deliverable upon maturity of such Indexed Debt Security to satisfy the obligations under such Indexed Debt Security at maturity or (ii) any security, commodity or index relating to one or more securities or commodities used to determine or measure the obligations under such Indexed Debt Security at maturity thereof.

                  "Indexed Debt Securities" means any security issued by Borrower or any Consolidated Subsidiary of Borrower that (a) in accordance with GAAP, is shown on the consolidated balance sheet of Borrower and its Consolidated Subsidiaries as Indebtedness or a liability and (b) the obligations at maturity of which may be satisfied completely by the delivery of, or the amount of such obligations are determined by reference to, (1) an equity security issued by an issuer other than Borrower or any such Consolidated Subsidiary or (2) an underlying index, commodity or security.

                  "Indenture" means the Indenture between the Borrower (successor in interest to Arkla, Inc.) and Citibank, N.A., as trustee, dated December 1, 1986, as supplemented by the First Supplemental Indenture dated as of September 30, 1988, by the Second Supplemental Indenture dated as of November 15, 1989 and by the Third Supplemental Indenture dated as of August 6, 1997.

                  "Information Memorandum" means the information memorandum dated February 28, 2003 used by the Administrative Agent in connection with the syndication of the Commitments.

                  "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Revolving Borrowing and each CAF Eurodollar Rate Advance comprising part of the same CAF Borrowing, the period commencing on the date of such Eurodollar Rate Advance or CAF Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to Eurodollar Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be two weeks or one, two, three or six months (or such other period as may be approved by the Administrative Agent), as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                   CERC 364-Day Revolving Credit Agreement

                           (i) the Borrower may not select any Interest Period that ends after the Termination Date;

                           (ii) Interest Periods commencing on the same date for
                  Eurodollar Rate Advances comprising part of the same Revolving Borrowing or for CAF Eurodollar Rate Advances comprising part of the same CAF Borrowing shall be of the same duration;

                           (iii) whenever the last day of any Interest Period
                  would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (iv) whenever the first day of any Interest Period
                  occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, other securities or all or substantially all of the assets of such Person or any capital contribution to such Person or any other investment in such Person.

                  "Junior Subordinated Debt" means subordinated debt of Borrower or any Subsidiary of Borrower (i) that is issued at par to a Hybrid Preferred Securities Subsidiary in connection with the issuance of Hybrid Preferred Securities, (ii) the payment of the principal of which and interest on which is subordinated (with certain exceptions) to the prior payment in full in cash or its equivalent of all senior indebtedness of the obligor thereunder and (iii) that has an original tenor no earlier than 30 years from the issuance thereof.

                  "Lenders" means the Initial Lenders and each Person that shall become a party hereto pursuant to Section 8.07.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, security interest, encumbrance or lien of any kind whatsoever (including any Capital Lease).

                  "Loan Documents" means this Agreement, the Notes or CAF Notes (if any) and all other documents executed in connection herewith and therewith, including, without limitation, each Notice of Borrowing and the Pledge Agreement upon execution and delivery of the same.

                  "Mandatory Payment Preferred Stock" means any preference or preferred stock of the Borrower or of any Consolidated Subsidiary (in each case other than any issued to the Borrower or its Subsidiaries and other than Hybrid Preferred Securities or Junior Subordinated Debt) that is subject to mandatory redemption, sinking fund or retirement provisions; provided, that any amounts subject to any mandatory redemption, sinking fund or retirement provisions due and payable prior to the Termination Date or within one year following the Termination Date will not be considered Mandatory Payment Preferred Stock.

                  "Margin Stock" means any margin stock (as defined in Regulation U) and any margin security (as defined in Regulation T).

                   CERC 364-Day Revolving Credit Agreement

                  "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Borrower or the Borrower and its Subsidiaries taken as a whole.

                  "Material Adverse Effect" means a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement or any other Loan Document.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Non-Recourse Debt" means (i) any Indebtedness for Borrowed Money incurred by any Project Finance Subsidiary to finance the acquisition, improvement, installation, design, engineering, construction, development, completion, maintenance or operation of, or otherwise to pay costs and expenses relating to or providing financing for any project, which Indebtedness for Borrowed Money does not provide for recourse against the Borrower or any Subsidiary of the Borrower (other than a Project Finance Subsidiary and such recourse as exists under a Performance Guaranty) or any property or asset of the Borrower or any Subsidiary of the Borrower (other than Equity Interests in, or the property or assets of, a Project Finance Subsidiary and such recourse as exists under a Performance Guaranty) and (ii) any refinancing of such Indebtedness for Borrowed Money that does not increase the outstanding principal amount thereof (other than to pay costs incurred in connection therewith and the capitalization of any interest, fees, premium or penalties) at the time of the refinancing or increase the property subject to any Lien securing such Indebtedness for Borrowed Money or otherwise add additional security or support for such Indebtedness for Borrowed Money.

                  "Note" means a promissory note of the Borrower payable to the order of any Lender that has requested a Note pursuant to Section 2.18(a), in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Advances made by such Lender.

                  "Notice" has the meaning specified in Section 8.02(c).

                  "Notice of Borrowing" has the meaning specified in Section
         2.02.

                  "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of the Borrower under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by the Borrower under any Loan Document and
         (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of the Borrower.

                  "Original Revolving Credit Facility" has the meaning specified in Section 3.01(b).

                   CERC 364-Day Revolving Credit Agreement

                  "Parent" means CenterPoint Energy, Inc., a Texas corporation.

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                  "Performance Guaranty" means any guaranty issued in connection with any Non-Recourse Debt that (i) if secured, is secured only by assets of or Equity Interests in a Project Finance Subsidiary, and (ii) guarantees to the provider of such Non-Recourse Debt or any other Person (a) performance of the improvement, installation, design, engineering, construction, acquisition, development, completion, maintenance or operation of, or otherwise affects any such act in respect of, all or any portion of the project that is financed by such Non-Recourse Debt, (b) completion of the minimum agreed equity or other contributions or support to the relevant Project Finance Subsidiary, or
         (c) performance by a Project Finance Subsidiary of obligations to Persons other than the provider of such Non-Recourse Debt.

                  "Permitted Liens" means

                           (a) mortgage Liens securing Indebtedness in an
                  aggregate amount which, together with all other Indebtedness of the Company or a Subsidiary secured by a mortgage Lien permitted by this clause (a) (not including Indebtedness permitted to be secured under clauses (b)-(u) below) and the Value of all Sale and Leaseback Transactions in existence at such time (other than any Sale and Leaseback Transaction which, if such Sale and Leaseback Transaction had been a Lien, would have been permitted by clauses (k) or (m) below), does not at the time of incurrence of such Indebtedness exceed 5% of the Consolidated Net Tangible Assets;

                           (b) undetermined or inchoate Liens and charges
                  incidental to construction, maintenance, development or operation;

                           (c) the Lien of taxes and assessments for the then
                  current year;

                           (d) the Lien of taxes and assessments not at the time
                  delinquent;

                           (e) the Lien of specified taxes and assessments which
                  are delinquent but the validity of which is being contested at the time by the Borrower or such Subsidiary in good faith and by appropriate proceedings or for which its non-payment would not reasonably be expected to have a Material Adverse Effect;

                           (f) the Lien reserved in leases for rent and for
                  compliance with the terms of the lease in the case of leasehold estates;

                           (g) any obligations or duties, affecting the property
                  of the Borrower or such Subsidiary, to any municipality or public authority with respect to any franchise, grant, license, permit or similar arrangement;

                           (h) the Liens of any judgments or attachments in an
                  aggregate amount not in excess of $5,000,000, or the Lien of any judgment or attachment the execution or enforcement of which has been stayed or which has been appealed and secured, if necessary, by the filing of an appeal bond;

                           (i) any Lien on any property held or used by the
                  Borrower or a Subsidiary in connection with the exploration for, development of or production of oil, gas, natural gas (including liquefied gas and storage gas), other hydrocarbons, helium, coal, metals, minerals, steam, timber, geothermal or other natural resources or synthetic fuels, such properties to include, but not be limited to, the Borrower's or a Subsidiary's interest in any mineral fee interests, oil, gas or other mineral leases, royalty, overriding royalty or net profits interests, production payments and other similar interests, wellhead production equipment, tanks, field gathering lines, leasehold or field separation and processing facilities, compression facilities and other similar personal property and fixtures:

                   CERC 364-Day Revolving Credit Agreement

                           (j) any Lien on oil, gas, natural gas (including
                  liquefied gas and storage gas), and other hydrocarbons, helium, coal, metals, minerals, steam, timber, geothermal or other natural resources or synthetic fuels produced or recovered from any property, an interest in which is owned or leased by the Borrower or a Subsidiary;

                           (k) Liens upon any property heretofore or hereafter
                  acquired, constructed or improved, created at the time of acquisition or commercial operation thereof within one year thereafter (and the accessions thereto and proceeds thereof) to secure all or a portion of the purchase price thereof or the cost of such construction or improvement, or existing thereon at the date of acquisition or within one year thereafter to secure all or a portion of the purchase price thereof or the cost of such construction or improvement, or existing thereon at the date of acquisition, whether or not assumed by the Borrower or a Subsidiary, provided, that every such Lien shall apply only to the property so acquired or constructed and fixed improvements thereon (and the accessions thereto and proceeds thereof);

                           (l) any extension, renewal or refunding, in whole or
                  in part, of any mortgage, pledge, Lien or encumbrance permitted by subparagraph (k) above, if limited to the same property or any portion thereof subject to, and securing not more than the amount secured by, the mortgage, pledge, Lien or encumbrance extended, renewed or refunded and related transaction costs and expenses;

                           (m) Liens upon any property heretofore or hereafter
                  acquired by any Person that is or becomes a Subsidiary after the date hereof ("Acquired Entity"), provided, that every such Lien (1) shall either (A) exist prior to the time the Acquired Entity becomes a Subsidiary or (B) be created at the time the Acquired Entity becomes a Subsidiary or within one year thereafter to secure all or a portion of the acquisition price thereof and (2) shall only apply to those properties owned by the Acquired Entity at the time it becomes a Subsidiary or thereafter acquired by it from sources other than the Borrower or any other Subsidiary;

                           (n) the pledge of current assets, in the ordinary
                  course of business, to secure current liabilities;

                           (o) mechanics' or materialmen's Liens, any Liens or
                  charges arising by reason of pledges or deposits to secure payment of workmen's compensation or other insurance, good faith deposits in connection with tenders, leases of real estate, bids or contracts (other than contracts for the payment of money), deposits to secure duties or public or statutory obligations, deposits to secure, or in lieu of, surety, stay or appeal bonds, and deposits as security for the payment of taxes or assessments or similar charges;

                           (p) any Lien arising by reason of deposits with, or
                  the giving of any form of security to, any governmental regulation for any purpose at any time in connection with the financing of the acquisition or construction of property to be used in the business of the Borrower or a Subsidiary or as required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Borrower or a Subsidiary to maintain self-insurance or to participate in any funds established to cover any insurance risks or in connection with workmen's compensation, unemployment insurance, old age pensions or other social security, or to share in the privileges or benefits required for companies participating in such arrangements;

                           (q) any Lien of or upon any office equipment, data
                  processing equipment (including, without limitation, computer and computer peripheral equipment), or transportation equipment (including, without limitation, motor vehicles, tractors, trailers, marine vessels, barges, towboats, rolling stock and aircraft);

                           (r) any Lien created or assumed by the Borrower or a
                  Subsidiary in connection with the issuance of debt securities the interest on which is excludable from gross income of the holder of

                   CERC 364-Day Revolving Credit Agreement
                  such security pursuant to the Internal Revenue code, as amended, for the purpose of financing, in whole or in part, the acquisition or construction or property to be used by the Borrower or a Subsidiary;

                           (s) the pledge or assignment of accounts receivable,
                  or the pledge or assignment of conditional sales contracts or chattel mortgages and evidences of indebtedness secured thereby, received in connection with the sale by the Borrower or such Subsidiary or others of goods or merchandise to customers of the Borrower or such Subsidiary;

                           (t) Liens granted to secure the obligations of the
                  Borrower under the Bridge Credit Agreement, provided, that the Borrower grants to the Collateral Agent, for the benefit of the Lenders, an equal and ratable security interest in any collateral with respect to which such Lien is granted in accordance with the Pledge Agreement substantially in the form of Exhibit H hereto;

                           (u) Liens created in connection with the Receivables
                  Transaction;

                           (v) Liens granted to secure the obligations of the
                  Borrower under debt securities, the proceeds of which are used to refinance the Bridge Credit Agreement, provided, that the Borrower grants to the Collateral Agent, for the benefit of the Lenders, an equal and ratable security interest in any collateral with respect to which such Lien is granted in accordance with the Pledge Agreement substantially in the form of Exhibit H hereto;

                           (w) Liens granted to secure the obligations of the
                  Borrower under debt securities issued to refinance the $500,000,000 bonds due November, 2003, provided, that the Borrower grants to the Collateral Agent, for the benefit of the Lenders, an equal and ratable security interest in any collateral with respect to which such Lien is granted in accordance with the Pledge Agreement substantially in the form of Exhibit H hereto; or

                           (x) any other Liens securing obligations under
                  agreements to which the Borrower or any of its Subsidiaries is a party or by which it is bound as of the date hereof, which the Borrower is obligated to equally and ratably secure as a result of granting the Liens to secure Indebtedness hereunder.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

                  "Plan" means a Single Employer Plan or a Multiple Employer
         Plan.

                  "Platform" has the meaning specified in Section 8.02(b).

                  "Pledge Agreement" means the Pledge Agreement to be entered into by the Borrower in favor of the Collateral Agent at such time as the Borrower executes and delivers the Bridge Credit Agreement in substantially the form of Exhibit H hereto.

                  "Principal Property" means any natural gas distribution property, natural gas pipeline or gas processing plant located in the United States and all common stock Equity Interests in any Subsidiary (other than a Project Finance Subsidiary) of the Borrower that owns any natural gas distribution property, natural gas pipeline or gas processing plant located in the United States, except any such property and Equity Interests that in the reasonable opinion of the board of directors of Borrower is not of material importance to the total business conducted by the Borrower and its Consolidated Subsidiaries. "Principal Property" shall not include any oil or gas property or the production or proceeds of production from an oil or gas producing property or the production or any proceeds of production of gas processing plants or oil or gas or petroleum products in any pipeline or storage field.

                   CERC 364-Day Revolving Credit Agreement

                  "Project Finance Subsidiary" and "Project Finance Subsidiaries" means any Subsidiary of the Borrower designated by the Borrower whose principal purpose is to incur Non-Recourse Debt and/or construct, lease, own or operate the assets financed thereby, or to become a direct or indirect partner, member or other equity participant or owner in a Person created for such purpose, and substantially all the assets of which Subsidiary or Person are limited to (x) those assets being financed (or to be financed), or the operation of which is being financed (or to be financed), in whole or in part by Non-Recourse Debt, or (y) Equity Interests in, or Indebtedness or other obligations of, one or more other such Subsidiaries or Persons, or (z) Indebtedness or other obligations of the Borrower or its Subsidiaries or other Persons; provided, however, that the sum of the net book value of all Project Finance Subsidiaries shall at no time exceed 10% of Consolidated Net Tangible Assets.

                  "Property" means any interest or right in any kind of property or asset, whether real, personal or mixed, owned or leased, tangible or intangible and whether now held or hereafter acquired.

                  "Public Debt Rating" means, as of any date, the lowest rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower. For purposes of the foregoing,
         (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating; (b) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the lower rating; (c) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (d) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

                  "Receivables Transaction" means the Receivables Contribution and Sale Agreement, dated as of November 15, 2002 among various Affiliates of the Borrower, as sellers, and CenterPoint Energy Gas Receivables, LLC or another Person, as buyer, together with the Second Amended and Restated Trade Receivables Purchase and Sale Agreement, dated as of November 15, 2002 among CenterPoint Energy Gas Receivables, LLC, as the seller, the Borrower, as the servicer, Corporate Asset Funding Company, Inc., as the purchaser and Citicorp North America, Inc., as the Administrative Agent, and related agreements (as each such agreement may be amended, supplemented, or otherwise modified from time to time, or replaced, refunded, refinanced).

                  "Register" has the meaning specified in Section 8.07(c).

                  "Regulation T" and "Regulation U" means Regulation T and U, respectively, of the Board or any other regulation hereafter promulgated by the Board to replace the prior Regulation T or U, as the case may be, and having substantially the same function.

                  "Required Lenders" means at any time Lenders owed at least 51% of the then aggregate unpaid principal amount of the Advances owing to the Lenders, or, if no such principal amount is then outstanding, Lenders having at least 51% of the Commitments.

                  "Responsible Officer" means, with respect to any Person, its chief financial officer, chief accounting officer, assistant treasurer, treasurer or comptroller of such Person or any other officer of such Person whose primary duties are similar to the duties of any of the previously listed officers of such Person.

                  "Restricted Subsidiary" means any Subsidiary of the Borrower which owns Principal Property.

                  "Revolving Advances" has the meaning as set forth in Section 2.01.

                  "Revolving Borrowing" means a borrowing consisting of Revolving Advances of the same Type, made by the Lenders on the same day under Section 2.02.

                   CERC 364-Day Revolving Credit Agreement

                  "Revolving Extensions of Credit" means, as to any Lender at any time, an amount equal to the aggregate principal amount of all Revolving Advances held by such Lender then outstanding.

                  "Revolving Facility" has the meaning as set forth in Section 2.01.

                  "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing to the Borrower or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term, including any renewal thereof of not more than three years and except for leases between the Borrower and a Restricted Subsidiary or between Restricted Subsidiaries), which Principal Property has been or is to be sold or transferred by the Borrower or any Restricted Subsidiary to such Person.

                  "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

                  "Significant Subsidiary" means (i) for the purposes of determining what constitutes an "Event of Default" under Sections 6.01(d), (e), (f) and (g), a Subsidiary of the Borrower (other than a Project Finance Subsidiary) whose total assets, as determined in accordance with GAAP, represent at least 10% of the total assets of the Borrower, on a consolidated basis, as determined in accordance with GAAP and (ii) for all other purposes the "Significant Subsidiaries" shall be those Subsidiaries whose total assets, as determined in accordance with GAAP, represent at least 10% of the total assets of the Borrower on a consolidated basis, as determined in accordance with GAAP for the Borrower's most recently completed fiscal year and identified in the certificate most recently delivered pursuant to Section 5.01(j)(ii).

                  "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership, joint venture or other Person or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "Termination Date" means the earlier of March 23, 2004 and the date of termination in whole of the Commitments pursuant to Section
         2.06 or 6.01.

                  "Total Aggregate Outstanding Extensions of Credit" means, at any time, the aggregate amount of Aggregate Outstanding Extensions of Credit of all Lenders outstanding at such time.

                   CERC 364-Day Revolving Credit Agreement

                  "Total Commitments" means, at any time, the aggregate amount of the Commitments of all Lenders then in effect.

                  "Total Debt" means, as of any date of determination, the sum of (i) the total Indebtedness for Borrowed Money as shown on the consolidated balance sheet of Borrower and its Consolidated Subsidiaries, determined without duplication of any Guarantee of Indebtedness for Borrowed Money of Borrower by any of its Consolidated Subsidiaries or of any Guarantee of Indebtedness of any such Consolidated Subsidiary by Borrower or any other Consolidated Subsidiary of Borrower, and any Mandatory Payment Preferred Stock, less
         (ii) such amount of Indebtedness for Borrowed Money attributable to amounts then outstanding under receivables facilities or arrangements to the extent that such amount would not have been shown as Indebtedness for Borrowed Money on a balance sheet prepared in accordance with GAAP prior to January 1, 1997, less (iii) with respect to any Indexed Debt Securities that are Fully Hedged and the liabilities in respect of which as shown on the consolidated balance sheet of Borrower and its Consolidated Subsidiaries have increased from the amount of liabilities in respect thereof at the time of their issuance by reason of an increase in the price of the Indexed Asset relating thereto, the excess of (a) the aggregate amount of liabilities in respect of such Indexed Debt Securities at the time of determination over (b) the initial amount of liabilities in respect of such Indexed Debt Securities at the time of their issuance, provided that at the time of determination such increase in the price of the Indexed Asset relating to such Indexed Debt Securities has not been recorded on such consolidated balance sheet, less (iv) funds segregated to repay bonds maturing in November, 2003, and less (v) Non-Recourse Debt of the Borrower and its Subsidiaries.

                  "Type" has the meaning as set forth in the definition of "Advance".

                  "Value" means, with respect to a Sale and Leaseback Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds from the sale or transfer of the property leased pursuant to such Sale and Leaseback Transaction or (2) the fair value, in the opinion of the board of directors, of such property at the time of entering into such Sale and Leaseback Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

                  "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "Wholly-Owned" means, with respect to any Subsidiary of any Person, a Subsidiary, all the outstanding capital stock (other than directors' qualifying shares required by law) or other ownership interest of which are at the time owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person, or both.

                  SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                  SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in effect from time to time in the United States of America ("GAAP").

                   CERC 364-Day Revolving Credit Agreement

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

                  SECTION 2.01. The Revolving Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances to the Borrower (the "Revolving Advances") from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section 2.06 (such Lender's "Commitment", and, in the aggregate, the "Revolving Facility"). Each Revolving Borrowing, in the case of a Revolving Borrowing consisting of Eurodollar Rate Advances, shall be in minimum principal aggregate amounts of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, or in the case of a Revolving Borrowing consisting of Base Rate Advances, shall be in minimum principal aggregate amounts of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and shall consist of Revolving Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.11 and reborrow under this Section 2.01.

                  SECTION 2.02. Making the Revolving Advances. (a) Each Revolving Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Borrowing in the case of a Revolving Borrowing consisting of Eurodollar Rate Advances, or on the same Business Day as the date of the proposed Revolving Borrowing in the case of a Revolving Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Revolving Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or telex, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Revolving Borrowing, (ii) Type of Revolving Advances comprising such Revolving Borrowing, (iii) aggregate amount of such Revolving Borrowing, (iv) in the case of a Revolving Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Revolving Advance and (v) whether any of such Revolving Borrowing shall be used by the Borrower to repay commercial paper. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Revolving Borrowing, in the case of a Revolving Borrowing consisting of Eurodollar Rate Advances, or before 3:00 P.M. (New York City time) in the case of a Revolving Borrowing consisting of Base Rate Advances, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Revolving Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's address referred to in Section 8.02 no later than 12:00 P.M. (New York City time) on such date, in the case of a Revolving Borrowing consisting of Eurodollar Rate Advances, or 4:00 P.M. (New York City time) on such date, in the case of a Revolving Borrowing consisting of Base Rate Advances.

         (b) Anything in subsection (a) above to the contrary notwithstanding,
(i) the Borrower may not select Eurodollar Rate Advances for any Revolving Borrowing if the aggregate amount of such Revolving Borrowing is less than $5,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or 2.13 and (ii) the Eurodollar Rate Advances may not be outstanding as part of more than twelve separate Revolving Borrowings.

         (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Revolving Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Revolving Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Advance to be made by such Lender as part of such Revolving Borrowing when such Revolving Advance, as a result of such failure, is not made on such date.

                   CERC 364-Day Revolving Credit Agreement

         (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Revolving Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Revolving Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Revolving Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Revolving Advances comprising such Revolving Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Advance as part of such Revolving Borrowing for purposes of this Agreement.

         (e) The failure of any Lender to make the Revolving Advance to be made by it as part of any Revolving Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Advance on the date of such Revolving Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Advance to be made by such other Lender on the date of any Revolving Borrowing.

                  SECTION 2.03. The CAF Advances. (a) From time to time on any Business Day during the period from the Effective Date until the Termination Date, the Borrower may request CAF Advances from the Lenders in amounts such that the Total Aggregate Outstanding Extensions of Credit at any time shall not exceed the Total Commitments at such time (the "CAF Facility").

         (b) Under the terms and conditions set forth below, the Borrower may borrow, repay pursuant to Section 2.07 and reborrow under this Section 2.03.

                  SECTION 2.04. Competitive Bid Procedure. (a) In order to request a CAF Advance, the Borrower shall deliver to the Administrative Agent a written notice in the form of Exhibit E, attached hereto (a "Competitive Bid Request"), to be received by the Administrative Agent (i) in the case of each CAF Eurodollar Rate Advance, not later than 3:00 P.M. (New York City time), four
(4) Business Days before the Borrowing Date specified for such CAF Eurodollar Rate Advance and (ii) in the case of each Fixed Rate Advance, not later than 11:00 A.M. (New York City time), one (1) Business Day before the Borrowing Date specified for such Fixed Rate Advance. Each Competitive Bid Request shall in each case refer to this Agreement and specify (i) the date of Borrowing of such CAF Advances (which shall be a Business Day), (ii) the aggregate principal amount thereof, (iii) whether the CAF Advances then being requested are to be CAF Eurodollar Rate Advances or Fixed Rate Advances, (iv) the maturity date for each CAF Advance requested to be made and (v) the interest payment dates for each CAF Advance requested to be made. The Administrative Agent shall promptly notify each Lender by telex or facsimile transmission of the contents of each Competitive Bid Request received by it. Each Competitive Bid Request may solicit bids for CAF Advances in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and for not more than three alternative maturity dates for such CAF Advances. The maturity date for each CAF Advance shall be not less than 15 days nor more than 180 days after the applicable date of CAF Borrowing (and in any event shall not extend beyond the Termination Date).

         (b) Each Lender may, in its sole discretion, irrevocably offer to make one or more CAF Advances to the Borrower responsive to each Competitive Bid Request from the Borrower. Any such irrevocable offer by a Lender must be received by the Administrative Agent, in the form of Exhibit F hereto (a "Competitive Bid"), (i) in the case of each CAF Eurodollar Rate Advance, not later than 10:30 A.M. (New York City time), three (3) Business Days before the Borrowing Date specified for such CAF Eurodollar Rate Advance and (ii) in the case of each Fixed Rate Advance, not later than 9:30 A.M. (New York City time) on the Borrowing Date specified for such Fixed Rate Advance. Competitive Bids that do not conform substantially to the format of Exhibit F may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the Borrower, and the Administrative Agent shall notify the Lender of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and
(i) specify the maximum principal amount of CAF Advances for each maturity date (which shall be in an aggregate principal amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and which may equal, but not exceed, the principal amount requested for such maturity date by the Borrower) and the

                   CERC 364-Day Revolving Credit Agreement
aggregate maximum principal amount of CAF Advances for all maturity dates (which amount, with respect to any Lender, may exceed such Lender's Commitment) that the Lender is willing to make to the Borrower, and (ii) specify the CAF Rate at which the Lender is prepared to make each such CAF Advance. A Competitive Bid submitted by a Lender pursuant to this Section 2.04(b) shall be irrevocable absent manifest error.

         (c) The Administrative Agent shall (i) in the case of each CAF Eurodollar Rate Advance, not later than 11:00 A.M. (New York City time) three
(3) Business Days before the Borrowing Date specified for such CAF Eurodollar Rate Advance and (ii) in the case of each Fixed Rate Advance, not later than 10:00 A.M. (New York City time) on the Borrowing Date specified for such Fixed Rate Advance, notify the Borrower in writing of all the Competitive Bids made (arranging each such bid in ascending interest rate order), and the CAF Rate or Rates and the maximum principal amount of each CAF Advance in respect of which a Competitive Bid was made, and the identity of the Lender that made each bid. The Administrative Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.04.

         (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this Section 2.04(d), accept or reject any Competitive Bid referred to in Section 2.04(c); provided, however, that the aggregate amount of the Competitive Bids for CAF Advances so accepted by the Borrower may not exceed the lesser of (i) the principal amount of the applicable CAF Borrowing requested by the Borrower in respect thereof and (ii) the amount of the Commitments less the Total Aggregate Outstanding Extensions of Credit then outstanding, after giving effect to the application of the proceeds of such respective CAF Borrowing on the Borrowing Date therefor. The Borrower shall notify the Administrative Agent in writing whether and to what extent it has decided to accept or reject any or all of the bids referred to in Section 2.04(c) by delivering to the Administrative Agent a written notice in the form of Exhibit G hereto (a "Competitive Bid Confirmation"), (i) in the case of each CAF Eurodollar Rate Advance, not later than 1:00 P.M. (New York City time), three
(3) Business Days before the Borrowing Date specified for such CAF Eurodollar Rate Advance and (ii) in the case of each Fixed Rate Advance, not later than 11:00 A.M. (New York City time) on the Borrowing Date specified for such Fixed Rate Advance, which Competitive Bid Confirmation shall specify the principal amount of CAF Advances for each relevant maturity date to be made by each such bidding Lender (which amount for each such maturity date shall be equal to or less than the maximum amount for such maturity date specified in the Competitive Bid of such Lender, and for all maturity dates included in such Competitive Bid in respect thereof shall be equal to or less than the aggregate maximum amount specified in such Competitive Bid for all such maturity dates); provided, however, that (A) the failure by the Borrower to so deliver a Competitive Bid Confirmation by the specified time shall be deemed to be a rejection of all the bids referred to in Section 2.04(c) for the related Competitive Bid Request; (B) the Borrower shall not accept a bid made at a particular CAF Rate for a particular maturity if the Borrower has decided to reject a bid made at a lower CAF Rate for such maturity; (C) if the Borrower shall accept bids made at a particular CAF Rate for a particular maturity but shall be restricted by other conditions hereof from borrowing the maximum principal amount of CAF Advances in respect of which bids at such CAF Rate have been made, then the Borrower shall accept a pro rata portion of each bid made at such CAF Rate based as nearly as possible on the respective maximum principal amounts of CAF Advances offered to be made by the relevant Lenders pursuant to such bids; and (D) no bid shall be accepted for a CAF Advance by any Lender unless such CAF Advance is in an aggregate principal amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Notwithstanding the foregoing, if it is necessary for the Borrower to accept a pro rata allocation of the bids made in response to a Competitive Bid Request (whether pursuant to the events specified in clause
(C) above or otherwise) and the available principal amount of CAF Advances to be allocated among the Lenders is not sufficient to enable CAF Advances to be allocated to each Lender in an aggregate principal amount not less than $5,000,000 or in integral multiples of $1,000,000 in excess thereof, then the Borrower shall, subject to clause (D) above, select the Lenders to be allocated such CAF Advances and shall round allocations up or down to the next higher or lower multiple of $1,000,000 as it shall deem appropriate; provided that the allocations among the Lenders to be allocated such CAF Advances shall be made pro rata based as nearly as possible on the respective maximum principal amounts of CAF Advances offered to be made by such Lenders. The Competitive Bid Confirmation given by the Borrower pursuant to this Section 2.04(d) shall be irrevocable.

         (e) Upon receipt from the Administrative Agent of the Eurodollar Rate applicable to any CAF Eurodollar Rate Advance to be made by any Lender pursuant to a Competitive Bid that has been accepted by the Borrower pursuant to this
Section 2.04, the Administrative Agent shall notify such Lender of the applicable Eurodollar Rate.

                   CERC 364-Day Revolving Credit Agreement

         (f) If the Administrative Agent shall at any time elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower by (i) in the case of a CAF Eurodollar Rate Advance, not later than 10:15 A.M. (New York City time), and (ii) in the case of a Fixed Rate Advance, not later than 9:15 A.M. (New York City time), in each case, on the Business Day on which the other Lenders are required to submit their bids to the Administrative Agent pursuant to Section 2.04(b) above.

         (g) If the Borrower accepts pursuant to Section 2.04(d) one or more of the offers made by any Lender or Lenders, the Administrative Agent shall promptly notify each Lender that has made such an offer of the aggregate amount of such CAF Advances to be made on the Borrowing Date for each maturity date and of the acceptance or rejection of any offers to make such CAF Advances made by such Lender. Each Lender that is to make a CAF Advance shall, before 12:00 Noon (New York City time) on the Borrowing Date specified in the Competitive Bid Request applicable thereto, make available to the Administrative Agent at its office set forth in Section 8.02 the amount of CAF Advances to be made by such Lender, in immediately available funds. The Administrative Agent shall, no later than 1:00 P.M. (New York City time) on such Borrowing Date, make such funds available to the Borrower at the Borrower's account as shall be designated by it to the Administrative Agent from time to time. As soon as practicable after each Borrowing Date, the Administrative Agent shall notify each Lender of the aggregate amount of CAF Advances advanced on such Borrowing Date and the respective maturity dates thereof.

         (h) The Borrower shall repay to the Administrative Agent for the account of each Lender that has made a CAF Advance (or the Eligible Assignee in respect thereof, as the case may be) on the maturity date of each CAF Advance (such maturity date being that specified by the Borrower for repayment of such CAF Advance in the related Competitive Bid Request) the then unpaid principal amount of such CAF Advance. The Borrower shall not, without the consent of the relevant Lender, have the right to prepay, at its option, any principal amount of any CAF Advance.

All notices required by this Section 2.04 shall be made in accordance with
Section 8.02 hereof; provided, however, that each request or notice required to be made under Section 2.04(a) or 2.04(d) by the Borrower may be made by the giving of telephone notice to the Administrative Agent that is promptly confirmed by delivery of a notice in writing (in substantially the form of Exhibit B or Exhibit E, as the case may be) to the Administrative Agent.

                  SECTION 2.05. Fees. (a) Facility Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Commitment, irrespective of usage, from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2003, and on the Termination Date.

         (b) Agents' Fees. The Borrower shall pay to each Agent for its own account such fees as may from time to time be agreed between the Borrower and such Agent.

                  SECTION 2.06. Termination or Reduction of the Commitments. The Borrower shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or permanently reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that (i) each partial reduction shall be in a minimum aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments made under Section 2.11 by the Borrower on the effective date thereof, the Total Aggregate Outstanding Extensions of Credit then outstanding would exceed the Total Commitments then in effect. Any terminated or permanently reduced portion of the respective Commitments of the Lenders may not be reinstated.

                  Each reduction of Commitments pursuant to this Section 2.06 shall be applied pro rata to the Commitments of each Lender. If at any time, including after giving effect to any reduction of Commitments pursuant to this
Section 2.06, the Total Aggregate Outstanding Extensions of Credit exceed the Total Commitments, the Borrower shall be obligated, first, to prepay the Revolving Advances in the amount of such excess and second, to prepay the CAF Advances (whether or not consented to by the relevant Lender) to the extent that the aggregate amount of CAF Advances exceeds such Total Commitments after prepayment of all Revolving Advances.

                   CERC 364-Day Revolving Credit Agreement

                  SECTION 2.07. Repayment. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Revolving Advances then outstanding.

                  SECTION 2.08. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Revolving Advance owing to each Lender from the date of such Revolving Advance to but excluding the date such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such Revolving Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurodollar Rate Advances. During such periods as such Advance is a Revolving Advance bearing interest at the Eurodollar Rate, a rate per annum equal at all times during each Interest Period for such Revolving Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Revolving Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                  (iii) CAF Eurodollar Rate Advances. In the case of each CAF Eurodollar Rate Advance, a rate per annum equal at all times to the sum of the Eurodollar Rate applicable to such CAF Advance plus or minus, as the case may be, the CAF Margin specified by a Lender with respect to such CAF Advance in its Competitive Bid submitted pursuant to Section 2.04(b), payable on the date or dates specified in the relevant Competitive Bid Request.

         (b) Default Interest. Upon the occurrence and during the continuance of any default in the payment of any amount owed hereunder, the Administrative Agent may, and upon the request of the Required Lenders shall, require the Borrower to pay interest ("Default Interest") on (i) the unpaid principal amount of each Revolving Advance past due and owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2.00% per annum above the rate per annum required to be paid on such Revolving Advance pursuant to clause (a)(i), (a)(ii) or (a)(iii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2.00% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above; provided, however, that following acceleration of the Advances pursuant to
Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Administrative Agent.

                  SECTION 2.09. Interest Rate Determination. (a) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.08(a)(i), (ii) or (iii).

         (b) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Revolving Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Revolving Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

         (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative

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                                       22

Agent will forthwith so notify the Borrower and the Lenders and such Revolving Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances. If no Advances are outstanding at the time of delivery of a Notice of Borrowing with respect to Eurodollar Rate Advances and the Borrower shall fail to select an Interest Period for such Advances, such Advances shall be made as Base Rate Advances.

         (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Revolving Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Revolving Advances shall automatically Convert into Base Rate Advances.

         (e) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Revolving Advances into, Eurodollar Rate Advances shall be suspended.

                  SECTION 2.10. Optional Conversion of Revolving Advances. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections
2.09 and 2.13, Convert all Revolving Advances of one Type comprising the same Borrowing into Revolving Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Revolving Advances shall result in more separate Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Revolving Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Revolving Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                  SECTION 2.11. Prepayments of Revolving Advances. (a) Optional Prepayments. The Borrower may, upon at least two Business Days' notice to the Administrative Agent, in the case of a Revolving Borrowing consisting of Eurodollar Rate Advances, or upon same day notice to the Administrative Agent, in the case of a Revolving Borrowing consisting of Base Rate Advances, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Revolving Advances comprising part of the same Revolving Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in a minimum aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to
Section 8.04(c).

                  (b) Mandatory Prepayments from Excess Cash Flow. The Borrower shall, on the day the Borrower files its Form 10-Q or Form 10-K, but not later than 45 days following the end of each calendar quarter (the "Prepayment Date" and the "Reference Quarter", respectively), prepay an aggregate principal amount of the Revolving Advances comprising part of the same Revolving Borrowings in an amount sufficient to cause the aggregate principal amount of all Advances outstanding as of the Prepayment Date to equal the aggregate principal amount of all Advances outstanding as of the first day of the Reference Quarter, less the amount of Excess Cash Flow for the Reference Quarter. Amounts prepaid under this
Section 2.11(b) shall be available to be reborrowed on the following Business Day, provided that all other conditions to such Borrowing under this Agreement are met.

                  SECTION 2.12. Increased Costs. (a) If, after the date hereof, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances or CAF Eurodollar Rate Advances (excluding for purposes of this Section 2.12 any such increased costs resulting from (A) Taxes or Other Taxes (as to which Section
2.15 shall govern), (B) net income taxes and franchise taxes imposed on such Lender as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and such Lender other than a connection arising solely from such Lender having

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                                       23

executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Advances and (C) changes in the rate of tax on the overall net income of such Lender), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such actual increased cost; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

         (b) If any Lender determines in good faith that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

         (c) The agreements contained in this Section 2.12 shall survive the termination of this Agreement and the payment of all amounts payable hereunder; provided, however, that in no event shall the Borrower be obligated to reimburse or compensate any Lender for amounts contemplated by this Section 2.12 for any period prior to the date that is 90 days prior to the date upon which such Lender requests in writing such reimbursement or compensation from the Borrower.

                  SECTION 2.13. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that it has determined in good faith that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or CAF Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances or CAF Eurodollar Rate Advances hereunder, (a) each Eurodollar Rate Advance or CAF Eurodollar Rate Advance, as the case may be, will automatically, upon such demand, Convert into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.08(a)(i), as the case may be, and (b) the obligation of the Lenders to make Eurodollar Rate Advances or CAF Eurodollar Rate Advances or to Convert Revolving Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or CAF Eurodollar Rate Advances, as the case may be, or to continue to fund or maintain Eurodollar Rate Advances or CAF Eurodollar Rate Advances, as the case may be, and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

                  SECTION 2.14. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes (if any), irrespective of any right of counterclaim or set-off, not later than 12:00 Noon (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Sections 2.04, 2.12, 2.15 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information

                   CERC 364-Day Revolving Credit Agreement

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                                       24

contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes or CAF Notes (if any) in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

         (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note or CAF Note, as the case may be, held by such Lender (if any), to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

         (c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate, the CAF Rate or the Federal Funds Rate or in respect of Fixed Rate Advances and of facility fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be prima facie evidence of the correctness thereof.

         (d) Whenever any payment hereunder or under the Notes or CAF Notes (if any) shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances or CAF Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  SECTION 2.15. Taxes. (a) Any and all payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under the Notes or CAF Notes (if any) or any other documents to be delivered hereunder shall be made, in accordance with Section 2.14 or the applicable provisions of such other documents, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, net income taxes and franchise taxes imposed on it as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Administrative Agent or such Lender other than a connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note or CAF Note, if any (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes or CAF Notes (if any) being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or CAF Note or any other documents to be delivered hereunder to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law; provided, however, that the Borrower shall not be required to increase any such sums payable to any Lender with respect to any Taxes (i) that are attributable to such Lender's failure to comply with the requirements of Section 2.15(e) or
(ii) that are United States withholding taxes imposed on sums payable to such Lender at the time such Lender becomes a party

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                                       25

to this Agreement, except to the extent that any such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Taxes pursuant to this Section 2.15. Whenever any Taxes or Other Taxes (as defined in Section 2.15(b)) are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Lender or Administrative Agent, as the case may be, either (A) official tax receipts or notarized copies of such receipts to such Lender within thirty (30) days after payment of any applicable tax or (B) a certificate executed by a Responsible Officer of the Borrower confirming that such Taxes or Other Taxes have been paid, together with evidence of such payment.

         (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or CAF Notes (if any) or any other documents to be delivered hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes or CAF Notes (if any) or any other documents to be delivered hereunder (hereinafter referred to as "Other Taxes").

         (c) The Borrower shall indemnify each Lender and the Administrative Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.15) imposed on or paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

         (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. In the case of any payment hereunder or under the Notes or CAF Notes (if any) or any other documents to be delivered hereunder by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection
(e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

         (e) Each Lender registered in the Register that is not a United States person as defined in Section 7701(a)(30) of the Internal Revenue Code agrees that it will deliver to the Borrower and the Administrative Agent on the Effective Date, or on the date which it becomes a party to this Agreement, two duly completed copies of United States Internal Revenue Service Form W-8BEN, W-8ECI, W-8EXP or W-8IMY (or other appropriate corresponding form) or any successor applicable form, as the case may be. Each such Lender also agrees to deliver to the Borrower and the Administrative Agent two further copies of the said Form W-8BEN, W-8ECI, W-8EXP or W-8IMY or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Administrative Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each such Lender shall certify in the case of a Form W-8BEN, W-8ECI, W-8EXP or W-8IMY that is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. In the event that any such Lender fails to deliver any forms required under this Section 2.15(e), the Borrower's obligation to pay additional amounts shall be reduced to the amount that it would have been obligated to pay had such forms been provided.

         (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form, certificate or other document described in Section 2.15(e) (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring subsequent to the date on which a form, certificate or other document originally was required to be provided, or if such form, certificate or other document otherwise is not

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                                       26

required under subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.15(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

         (g) Any Lender claiming any additional amounts payable pursuant to this
Section 2.15 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

         (h) If any Taxes or Other Taxes are not correctly or legally asserted and the Agent or any Lender determines, in its sole discretion, that it has received a refund of those Taxes or Other Taxes as to which it has been indemnified by the Borrower, the Administrative Agent or such Lender shall within 20 days after such refund pay to the Borrower the amount of such refund to the extent that the Borrower indemnified the Administrative Agent or such Lender for such Taxes or Other Taxes pursuant to this Section 2.15, net of any out-of-pocket costs of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

                  SECTION 2.16. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Advances owing to it (other than pursuant to Sections 2.12, 2.15 or 8.04(c)) in excess of its ratable share of payments on account of the Revolving Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 2.17. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely for working capital, including capital expenditures, and to repay commercial paper.

                  SECTION 2.18. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender, with a copy to the Administrative Agent, a Note or a CAF Note, as the case may be, in substantially the form of Exhibit A or Exhibit D hereto, respectively and as the case may be, payable to the order of such Lender in a principal amount equal to the amount of the Revolving Advance or the CAF Advance, as

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

                                       27

the case may be, of such Lender. All references to Notes or CAF Notes in the Loan Documents shall mean Notes or CAF Notes, respectively and if any, to the extent issued hereunder.

                  (b) The Register maintained by the Administrative Agent pursuant to Section 8.07(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded
(i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender's share thereof.

                  (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

                  SECTION 3.01. Conditions Precedent to Effectiveness of Sections 2.01 and 2.03. Sections 2.01 and 2.03 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

                  (a) There shall have occurred no Material Adverse Change since December 31, 2002.

                  (b) The Lead Arrangers shall be satisfied that any and all amounts outstanding (including without limitation all principal, interest, fees and other amounts owed) under the $350,000,000 Revolving Credit Agreement, dated as of March 31, 1998 (as amended, supplemented or otherwise modified from time to time, the "Original Revolving Credit Facility"), among the Borrower, the lenders party thereto and Citibank, N.A. as Administrative Agent, shall be paid by the Borrower in full, and such Original Revolving Credit Facility shall be cancelled or otherwise terminated prior to or immediately after the initial Advances are made hereunder.

                  (c) Nothing shall have come to the attention of the Lenders during the course of their due diligence investigation to lead them to believe that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect.

                  (d) The Borrower shall have paid all accrued fees and expenses of the Lenders and Agents (including the accrued fees and expenses of counsel to the Administrative Agent) and taxes, if any, due and payable hereunder and under the Fee Letter.

                  (e) The Administrative Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Administrative Agent and (except for the Notes) in sufficient copies for each Lender:

                           (i) The Notes, duly executed by the Borrower and made payable to the order of each Lender who has requested a Note, pursuant to Section 2.18(a).

                           (ii) Certified copies of the (A) resolutions of the board of directors of the Borrower approving this Agreement and the Notes (if any), and of all documents evidencing other necessary

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                                       28

                  corporate action and governmental approvals, if any, with respect to this Agreement and the Notes (if any) and (B) certificate of incorporation and bylaws of the Borrower (such certificate, duly executed by an authorized officer of the Borrower, shall state that such resolutions, certificate of incorporation and bylaws are in full force and effect as of the Effective Date).

                           (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes (if any) and the other documents to be delivered hereunder.

                           (iv) A favorable opinion of Baker Botts LLP, counsel for the Borrower, in form and substance satisfactory to the Agent.

                           (v) A favorable opinion of the in-house counsel of the Borrower, in form and substance satisfactory to the Agent.

                           (vi) A favorable opinion of Shearman & Sterling, counsel for the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

                           (vii) If the obligations of the Borrower hereunder are required to be secured, the Pledge Agreement, duly executed by the Borrower, in substantially the form of Exhibit H hereto.

                  (f) The Administrative Agent shall have received from the Borrower such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.

                  SECTION 3.02. Conditions Precedent to Each Revolving Borrowing. The obligation of each Lender to make a Revolving Advance on the occasion of each Revolving Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Revolving Borrowing, the Administrative Agent shall have received the applicable Notice of Borrowing signed by a Financial Officer of the Borrower, each of the statements in which shall be true in all material respects.

                  SECTION 3.03. Conditions Precedent to Each CAF Borrowing. The obligation of each Lender that is to make a CAF Advance on the occasion of a CAF Borrowing to make such CAF Advance as part of such CAF Borrowing is subject to the conditions precedent that (i) the Administrative Agent shall have received the written confirmatory Competitive Bid Request pursuant to Section 2.04(a) with respect thereto, (ii) the Administrative Agent shall have received a Competitive Bid Confirmation from the Borrower pursuant to Section 2.04(d),
(iii) on or before the date of such CAF Borrowing, but prior to such CAF Advance, the Administrative Agent shall have received a CAF Note in accordance with Section 2.18(a) payable to the order of such Lender for each of the one or more CAF Advances to be made by such Lender as part of such CAF Borrowing, in a principal amount equal to the principal amount of the CAF Advance to be evidenced thereby and otherwise on such terms as were agreed to for such CAF Advance in accordance with Section 2.04, and (iv) on the date of such CAF Borrowing the following statements shall be true (and each of the giving of the applicable Competitive Bid Request and the acceptance by the Borrower of the proceeds of such CAF Borrowing shall constitute a representation and warranty by the Borrower that on the date of such CAF Borrowing such statements are true):

         (a) the representations and warranties contained in Section 4.01 are correct on and as of the date of such CAF Borrowing, before and after giving effect to such CAF Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

         (b) no event has occurred and is continuing, or would result from such CAF Borrowing or from the application of the proceeds therefrom, that constitutes a Default, and

         (c) no event has occurred and no circumstance exists as a result of which the information concerning the Borrower that has been provided to the Agent and each Lender by the Borrower in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

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                                       29

                  SECTION 3.04. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Administrative Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) The execution, delivery and performance by the Borrower of this Agreement and the Notes or CAF Notes (if any), and the consummation of the transactions contemplated hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Borrower's certificate of incorporation or by-laws or any law or any contractual restriction binding on or affecting the Borrower, or (ii) constitute a default under any existing indenture, loan agreement or other material agreement to which the Borrower or any Subsidiary of the Borrower is a party.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes or CAF Notes (if any), and no law or regulation is applicable that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

                  (d) This Agreement has been, and each of the Notes or CAF Notes (if any) when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each of the Notes or CAF Notes (if any) when delivered hereunder will be, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

                  (e) The Consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2002, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Deloitte & Touche LLP, independent public accountants, copies of which have been furnished to each Lender, fairly present, in all material respects, the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 2002, there has been no Material Adverse Change.

                  (f) There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that
         (i) could be reasonably likely to have a Material Adverse Effect or
         (ii) purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby.

                  (g) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

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                                       30

                  (h) Neither the Borrower nor any Subsidiary of the Borrower is an "investment company" as defined in, or otherwise subject to regulation under, the Investment Company Act of 1940, as amended. None of the execution and delivery of the Loan Documents by the Borrower or the performance of its obligations thereunder violate any regulation under the Public Utility Holding Company Act of 1935, as amended.

                  (i) The Borrower is and each of its Subsidiaries are in substantial compliance with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except for any non-compliance that could not reasonably be expected to have a Material Adverse Effect.

                  (j) All written information heretofore furnished by the Borrower to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is stated in the light of the circumstances under which such information was provided (as modified or supplemented by other information so furnished, when taken together as a whole as of the date so stated); provided, that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. The Borrower has disclosed to the Administrative Agent any and all facts specific to the Borrower and its Subsidiaries and known as of the date hereof to a Responsible Officer of the Borrower that could reasonably be expected to result in a Material Adverse Effect or which could reasonably be expected to materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole.

                  (k) The Borrower is, and together with its Subsidiaries, taken as a whole, Solvent as of the date hereof.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

                  SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

                  (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws, except to the extent the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

                  (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Significant Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property or unless the failure to pay could not reasonably be expected to result in a Material Adverse Effect; provided, however, that neither the Borrower nor any of its Significant Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained or unless the failure to pay could not reasonably be expected to result in a Material Adverse Effect.

                  (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such

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                                       31

         risks as is usually carried by companies engaged in similar businesses and owning similar properties; provided, however, that the Borrower and its Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties and to the extent consistent with prudent business practice.

                  (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises, except (other than in the case of the Borrower) to the extent such failure could not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(b) and provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise if the board of directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lenders.

                  (e) Visitation Rights. The Borrower will, and will cause each of its Subsidiaries to, at any reasonable time and from time to time, permit up to six representatives of the Lenders designated by the Required Lenders, or representatives of the Agents, on not less than five (5) Business Days' notice, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and each Significant Subsidiary and to discuss the general business affairs of the Borrower and each of its Subsidiaries with their respective officers and independent certified public accountants; subject, however, in all cases to the imposition of such conditions as the Borrower and each of its Significant Subsidiaries shall deem necessary based on reasonable considerations of safety and security; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to disclose to any Agent, any Lender or any agents or representatives thereof any information which is the subject of attorney-client privilege or attorney work-product privilege properly asserted by the applicable Person to prevent the loss of such privilege in connection with such information or which is prevented from disclosure pursuant to a confidentiality agreement with third parties. Notwithstanding the foregoing, none of the conditions precedent to the exercise of the right of access described in the preceding sentence that relate to notice requirements or limitations on the Persons permitted to exercise such right shall apply at any time when a Default or an Event of Default shall have occurred.

                  (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with GAAP.

                  (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  (h) Maintenance of Existing Business. Maintain and preserve its fundamental business of being a local gas distribution company and an owner and operator of natural gas pipeline systems.

                  (i) Use of Proceeds. Use the proceeds of each Advance only for working capital purposes, including capital expenditures, of the Borrower and its Subsidiaries and the repayment of commercial paper, provided, that in no case shall such proceeds be used to repay amounts outstanding under the Bridge Credit Agreement.

                  (j) Reporting Requirements. Furnish to the Lenders:

                           (i) as soon as practicable and in any event within 60
                  days after the end of each of the first three quarters of each fiscal year of the Borrower, unaudited Consolidated balance sheets of the Borrower and its Subsidiaries, prepared in conformity with GAAP consistently applied, as of the end of such quarter and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries, prepared in conformity with GAAP consistently applied, for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly

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                                       32

                  certified (subject to year-end audit adjustments and the inclusion of abbreviated footnotes) by Responsible Officer of the Borrower as having been prepared in accordance with generally accepted accounting principles and certificates of a Responsible Officer of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with
                  Section 5.03 (which requirement may be satisfied by delivering the Borrower's quarterly report on Form 10-Q with respect to such fiscal quarter as filed with the Securities and Exchange Commission);

                           (ii) as soon as practicable and in any event within
                  120 days after the end of each fiscal year of the Borrower commencing 2003, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, containing Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year accompanied by an opinion of an independent public accountants, in each case prepared in conformity with GAAP consistently applied (which requirement may be satisfied by delivering the Borrower's annual report on Form 10-K with respect to such fiscal year as filed with the Securities and Exchange Commission) together with a certificate of a Responsible Officer of the Borrower identifying Significant Subsidiaries determined with respect to such financial statements;

                           (iii) as soon as practicable and in any event within
                  seven Business Days after a Responsible Officer of the Borrower becomes aware of the occurrence of each Default continuing on the date of such statement, a statement of a Responsible Officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

                           (iv) within ten (10) days of the filing thereof,
                  copies of all periodic reports (other than (x) reports on Form 11-K or any successor form, (y) current reports on Form 8-K that contain no information other than exhibits filed therewith and (z) reports on Form 10-Q or 10-K or any successor forms) under the Exchange Act (in each case other than exhibits thereto and documents incorporated by reference therein)) filed by the Borrower with the Securities and Exchange Commission;

                           (v) promptly after the commencement thereof, notice
                  of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in Section 4.01(f); and

                           (vi) such other information respecting the Borrower
                  or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

         Information required to be delivered pursuant to the foregoing Sections 5.01(j)(i), (ii) and (iv) shall be deemed to have been delivered on the date on which the Borrower provides notice (including notice by e-mail) to the Administrative Agent (which notice the Administrative Agent will convey promptly to the Lenders) that such information has been posted on the Securities and Exchange Commission website on the internet at sec.gov/edgar/searches.htm or at another website identified in such notice and accessible by the Lenders without charge; provided that such notice may be included in a certificate delivered pursuant to Section 5.01(j)(i).

                  SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

                  (a) Restrictions on Liens. Pledge, mortgage or hypothecate, or permit to exist, and will not permit any Subsidiary (other than a Project Finance Subsidiary) to pledge, mortgage or hypothecate, or permit to exist, except in favor of Borrower or any Subsidiary (other than a Project Finance Subsidiary), any Lien upon, any Principal Property or Equity Interest in any Significant Subsidiary (other than a Project Finance Subsidiary) owning any Principal Property, at any time owned by Borrower or a Subsidiary (other

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                                       33

         than a Project Finance Subsidiary), to secure any Indebtedness; provided, however, that this restriction shall not apply to or prevent the creation or existence of any Permitted Lien.

                  (b) Consolidation, Mergers or Disposal of Assets. (i) consolidate with, or merge into or amalgamate with or into, any other Person; (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, or permit any Significant Subsidiary (other than a Project Finance Subsidiary) to do so; provided, however, that nothing contained in this Section 5.02(b) shall prohibit (A) a merger in which Borrower is the surviving entity thereof; (B) mergers involving Significant Subsidiaries in which Borrower or, if the Borrower is not a party to such merger, a Wholly-Owned Significant Subsidiary (other than a Project Finance Subsidiary, except for the case where all parties to such merger are Project Finance Subsidiaries) is the surviving entity;
         (C) the liquidation, winding up or dissolution of a Significant Subsidiary if all of the assets of such Significant Subsidiary are conveyed, transferred or distributed to Borrower or a Wholly-Owned Significant Subsidiary (other than a Project Finance Subsidiary, unless such Significant Subsidiary is also a Project Finance Subsidiary); (D) the conveyance, sale, transfer, lease or other disposal of all or substantially all (or any lesser portion) of the assets of any Significant Subsidiary to Borrower or a Wholly-Owned Significant Subsidiary (other than a Project Finance Subsidiary, unless such Significant Subsidiary is also a Project Finance Subsidiary); or (E) additional conveyances, sales, transfers, leases or other disposals of assets of the Borrower and its Subsidiaries, provided, that the aggregate net book value of all assets of the Borrower and its Subsidiaries conveyed, sold, transferred, leased or otherwise disposed of pursuant to this clause (E) shall not exceed $200,000,000 or shall constitute assets that are no longer necessary for the operation of the business of the Borrower and its Subsidiaries; provided that, in each case covered by this Section 5.02(b), immediately before and after giving effect to any such merger, dissolution or liquidation, or conveyance, sale, transfer, lease or other disposition, no Default shall have occurred and be continuing.

                  (c) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by GAAP.

                  (d) Subsidiary Indebtedness. Permit any Significant Subsidiary to be a party to, guarantee, assume, create, incur, issue or otherwise be liable in any manner in connection with or suffer to exist, any Indebtedness or preferred stock other than (i) Indebtedness for Borrowed Money and preferred stock which does not exceed at any time outstanding an aggregate amount for all Significant Subsidiaries of $100,000,000 (for purposes of this clause (i), the amount of Indebtedness for Borrowed Money will be the outstanding principal amount thereof, and the amount of any preferred stock will be the greater of the par value thereof or the consideration received in the issuance thereof), (ii) assumed Indebtedness for Borrowed Money and preferred stock of any Person that becomes a Subsidiary after the date hereof, if such Indebtedness for Borrowed Money or preferred stock is in existence at the time such Person becomes a Subsidiary and was not created in contemplation thereof and no other Subsidiary is liable therefor, (iii) Indebtedness for Borrowed Money owed to and held by, and preferred stock held by, the Borrower or any Wholly-Owned Subsidiary of the Borrower, (iv) Non-Recourse Debt and (v) Indebtedness for Borrowed Money existing on the date hereof, any refinancing thereof in an amount not greater than the outstanding amount thereof at the time of such refinancing and any preferred stock existing on the date hereof.

                  (e) Restrictions on Dividends, Intercompany Loans, or Investments. Permit, or permit any Significant Subsidiary (other than a Project Finance Subsidiary) to, create or otherwise cause or permit to exist or become effective any explicit and direct restriction under any agreement evidencing or providing for the issuance of Indebtedness for Borrowed Money (other than this Agreement) on the ability of any Significant Subsidiary (other than a Project Finance Subsidiary) to (i) pay dividends or make any other distributions on its capital stock or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (ii) make any loans or advances to or investments in the Borrower or any Subsidiary of the Borrower, or (iii) transfer any of its property or assets to the Borrower or any Subsidiary of the Borrower; provided, that the foregoing shall not prohibit financial incurrence, maintenance and similar covenants that indirectly have the practical effect of prohibiting or restricting the ability of a Significant Subsidiary to make such payments or provisions that require that a certain amount of capital be maintained, or prohibit the return of capital to shareholders above certain dollar limits; provided, further, that the foregoing shall

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                                       34

         not apply to (i) restrictions and conditions imposed by law or by this Agreement, (ii) restrictions and conditions existing on the date hereof, any amendment or modification thereof (other than an amendment or modification expanding the scope of any such restriction or condition and any restrictions or conditions) that (x) replace restrictions or conditions existing on the date hereof and (y) are substantially similar to such existing restriction or condition, (iii) restrictions (including any extension of such restrictions that does not expand the scope of any such restrictions) existing at the time at which any such Subsidiary first becomes a Significant Subsidiary, so long as such restriction was in existence prior to such time in accordance with the other provisions of this Agreement and was not agreed to or incurred in contemplation of such change of status and
         (iv) any restrictions with respect to a Significant Subsidiary imposed pursuant to an agreement that has been entered into in connection with a disposition of all or substantially all of the Capital Stock or assets of such Subsidiary (if such disposal is otherwise permitted under this Agreement).

                  (f) Affiliate Transaction. And will not permit any Subsidiary of Borrower to, make, directly or indirectly, (i) any transfer, sale, lease or other disposition of any Property to any Affiliate of Borrower or any Subsidiary of Borrower or any purchase or acquisition of any Property from any such Affiliate; or (ii) any other arrangement or transaction directly or indirectly with or for the benefit of any such Affiliate (including without limitation, guaranties and assumptions of obligations of any such Affiliate); provided, that (A) Borrower and any such Subsidiary may enter into any arrangement or other transaction with any such Affiliate if the monetary or business consideration arising therefrom would be substantially at least as advantageous to Borrower or such Subsidiary as the monetary or business consideration which would be obtained in a comparable arm's length transaction with a Person not an Affiliate of Borrower or any Subsidiary of Borrower; (B) Borrower and any Subsidiary of Borrower may become liable in connection with guaranties of the obligations of any such Affiliate in the ordinary course of business, other than guaranties of Indebtedness for Borrowed Money; (C) Borrower and its Subsidiaries may make purchases of receivables of any kind from the Borrower and the Subsidiaries of Borrower on terms that any of them deem acceptable; (D) intercompany borrowings between Borrower and any Subsidiary of Borrower and between any Subsidiaries of the Borrower and other such Subsidiaries of the Borrower may be on terms that they deem acceptable or under the Parent's money pool; (E) Borrower may enter into any arrangement or other transaction with any Wholly-Owned Subsidiary of Borrower, and any Wholly-Owned Subsidiary of Borrower may enter into any arrangement or other transaction with Borrower or any other Wholly-Owned Subsidiary of Borrower, in each case under this clause (E) only if such arrangements and other transactions do not involve any Person other than Borrower and Wholly-Owned Subsidiaries of Borrower; and (F) Borrower may enter into arrangements or other transactions permitted by Section 5.02(b)(E).

                  (g) Payments on Preferred Stock. And will not permit any Subsidiary of Borrower to, make or agree to make any payment or other distribution on or in connection with, or purchase, redeem or otherwise acquire or agree to do so, or convert or exchange or agree to convert or exchange, in whole or in part, any capital stock or other equity interest of Borrower or any Subsidiary of Borrower, in whole or in part (including, without limitation, dividends), in each case if prior to and immediately after giving effect thereto, any Default or Event of Default exists or would occur.

                  (h) Investments in the Parent. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in the Parent, other than money pool loans.

                  (i) Use of Proceeds: Regulation U. Use the proceeds of any Borrowing (i) to purchase or carry, within the meaning of Regulation U, any Margin Stock, (ii) to participate in any tender offer for the securities of any Person, unless such tender offer has been approved by the board of directors, general partners or other governing body of such Person or (iii) for any purpose that would violate or result in a violation of any law or regulation. Borrower will not, and will not permit any of its Subsidiaries to engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying, within the meaning of Regulation U, any Margin Stock.

                  SECTION 5.03. Financial Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

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                                       35

                  (a) Total Debt to Capitalization Ratio. Maintain a ratio of Total Debt for Borrowed Money to Consolidated Capitalization of no greater than 0.60:1.00, calculated on a quarterly basis.

                  (b) Fixed Charge Coverage Ratio. Maintain a ratio of EBITDA to Cash Interest for the immediately preceding four calendar quarters of no less than 2.25:1.00, calculated on a quarterly basis.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any Note or CAF Note, as the case may be, within five Business Days after the same becomes due and payable; or

                  (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made; or

                  (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 5.01(d), (e), (h) or
         (j)(iii), 5.02 or 5.03, or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall not have been remedied within 30 days; or

                  (d) The Borrower or any of its Significant Subsidiaries (other than a Project Finance Subsidiary) shall fail to pay any principal of or premium or interest on any Indebtedness for Borrowed Money that is outstanding in a principal amount of at least $30,000,000 in the aggregate (but excluding Indebtedness outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

                  (e) The Borrower or any of its Significant Subsidiaries (other than a Project Finance Subsidiary) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Significant Subsidiaries (other than any Project Finance Subsidiary) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its

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                                       36

         property) shall occur; or the Borrower or any of its Significant Subsidiaries (other than any Project Finance Subsidiary) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts described in this subsection (e); or

                  (f) Judgments or orders for the payment of money in excess of $30,000,000 in the aggregate shall be rendered against the Borrower or any of its Significant Subsidiaries (other than a Project Finance Subsidiary) and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (g) Any non-monetary judgment or order shall be rendered against the Borrower or any of its Significant Subsidiaries (other than a Project Finance Subsidiary) that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) For any reason, (i) the Parent fails to own, directly or indirectly, at least 50% of the economic interest in Borrower or (ii) the Parent fails to own, directly or indirectly, at least 50% of the outstanding shares of stock, Voting Stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect directors or other managers of Borrower or (iii) the Borrower fails to own, directly or indirectly, at least 50% of the economic interest in CenterPoint Energy - Mississippi River Transmission Corporation, a Delaware corporation ("MRT") or (iv) the Borrower fails to own, directly or indirectly, at least 50% of the economic interest in CenterPoint Energy Gas Transmission Company, a Delaware corporation ("CEGT") or (v) the Borrower fails to own at least 50% of the outstanding shares of stock, Voting Stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect directors or other managers of MRT or (vi) the Borrower fails to own at least 50% of the outstanding shares of stock, Voting Stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect directors or other managers of CEGT; or

                  (i) The Borrower or any of its ERISA Affiliates shall incur, or could be reasonably expected to incur, liability in excess of $50,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Borrower or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes or CAF Notes (if any), the unpaid principal amount of all outstanding Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes or CAF Notes (if any), all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and
(B) the Notes or CAF Notes (if any), the unpaid principal amount of all outstanding Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

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                                       37

                                   ARTICLE VII

                                   THE AGENTS

                  SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes each Agent to take such action as Agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes or CAF Notes, if any), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, subject, with respect to the Collateral Agent, to Section 8.08, and such instructions shall be binding upon all Lenders and all holders of Notes or CAF Notes (if any); provided, however, that neither of the Agents shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                  SECTION 7.02. Agents' Reliance, Etc. Neither the Agents nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(i) may treat the payee of any Note or CAF Note, as the case may be, as the holder thereof until the such Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note or CAF Note, as the case may be, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or the existence at any time of any Default or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or, if applicable, the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 7.03. CUSA, JPMS and Affiliates. With respect to its Commitment, the Advances made by it and the Note or CAF Note, if any, issued to it, CUSA and JPMS shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include CUSA and JPMS in their respective individual capacities. CUSA and JPMS and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if CUSA and JPMS were not Agents and without any duty to account therefor to the Lenders. The Agents shall have no duty to disclose any information obtained or received by it or any of its Affiliates relating to the Borrower or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as Agent.

                  SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem

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                                       38

appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 7.05. Indemnification. The Lenders agree to indemnify each Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes (if any) then held by each of them (or if no Notes are at the time outstanding or if any Notes are held by Persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Agent under this Agreement (collectively, the "Indemnified Costs"), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by each Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Agent, any Lender or a third party.

                  SECTION 7.06. Successor Agents. Any Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes (if any), nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the relevant Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01, without the consent of any affected Lender, (b) increase the Commitments of any affected Lender, (c) reduce the principal of, or interest on, the Notes (if any) or any fees or other amounts payable hereunder to such Lender, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes (if any) or any fees or other amounts payable hereunder to such Lender, (e) change the percentage of the Commitments or the aggregate unpaid principal amount of the Notes (if any), or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder without the consent of all Lenders, or (f) amend this Section 8.01 without the consent of all Lenders; and provided further that without the consent of all Lenders, to the extent that the Lenders have any rights of consent with respect thereto, the Collateral Agent shall not release the security interest of the Lenders in any of the Collateral other than in accordance with the terms of this Agreement or the other applicable Loan Documents; and provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of the such Agent under this Agreement or any Note.

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                                       39

                  SECTION 8.02. Notices, Etc. (a) (a) All notices and other communications provided for hereunder shall be either (x) in writing (including telecopier or telegraphic communication) and mailed, telecopied, telegraphed or delivered or (y) as and to the extent set forth in Section 8.02(b) and in the proviso to this Section 8.02(a), in an electronic medium and delivered as set forth in Section 8.02(b), if to the Borrower, at its address at P.O. Box 2805, Houston, TX 77252, Attention: Assistant Treasurer (telecopy: 713 207 3301); if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; if to the Lead Arrangers, in the case of SSBI, at its address at 390 Greenwich Street, New York, New York, 10013, Attention: Peter Kettle (telecopy:
212 723 8548), with a copy to 388 Greenwich Street, New York, New York, 10013,
Attention: Stuart Glen (telecopy: 212 816 8098), or in the case of JPMS, at its address at 600 Travis, 20th Floor, Houston, Texas, 77002, Attention: Rob Traband (telecopy: 713 216 8870) or 270 Park Avenue, 4th Floor, New York, New York, 10017, Attention: Thomas Hou (telecopy: 212 270 3897); if to the Collateral Agent, at its address at Two Penns Way, Suite 200, New Castle, Delaware, 19720,
Attention: Janet Wallace (212 994 0961), with a copy to 388 Greenwich Street, New York, New York, 10013, Attention: Stuart Glen (telecopy: 212 816 8098); and if to the Administrative Agent, at its address at Two Penns Way, Suite 200, New Castle, Delaware, 19720, Attention: Bank Loan Syndications Department/Janet Wallace (telecopy: 212 994 0961), with a copy to 388 Greenwich Street, New York, New York, 10013, Attention: Stuart Glen (telecopy: 212 816 8098); or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent; provided, that materials required to be delivered pursuant to Section 5.01(j)(i), (ii) and (iv) shall be delivered to the Administrative Agent as specified in Section 8.02(b) or as otherwise specified to the Borrower by the Administrative Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or emailed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by email, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or CAF Notes (if any) or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

         (b) So long as CUSA is the Administrative Agent, materials required to be delivered pursuant to Section 5.01(j)(i), (ii) and (iv) shall be delivered to the Administrative Agent in an electronic medium in a format acceptable to the Administrative Agent and the Lenders by email at oploanswebadmin@citigroup.com, and if any Lender so requests, delivered to such Lender at its address set forth on Schedule I hereto in hardcopy form. The Borrower agrees that the Administrative Agent may make such materials, as well as any other written information, documents, instruments and other material relating to the Borrower, any of its Subsidiaries or any other materials or matters relating to this Agreement, the Notes or CAF Notes (if any) or any of the transactions contemplated hereby (collectively, the "Communications") available to the Lenders by posting such notices on "e-Disclosure" (the "Platform"), the Administrative Agent's internet delivery system that is part of SSB Direct, Global Fixed Income's primary web portal. Although the primary web portal is secured with a dual firewall and a User ID/Password Authorization System and the Platform is secured through a single user per deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, the Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform.

         (c) Each Lender agrees that notice to it (as provided in the next sentence) (a "Notice") specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided, that, if requested by any Lender, the Administrative Agent shall deliver a copy of the Communications to such Lender by e-mail or telecopier. Each Lender agrees
(i) to notify the Administrative Agent in writing of such Lender's e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender

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                                       40

becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address. For purposes of this Section 8.02(c), the term "Notices" shall only include notices to be given regarding materials delivered in accordance with Section 8.02(b).

                  SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or Agent to exercise, and no delay in exercising, any right hereunder or under any Note or CAF Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand all reasonable costs and expenses of each Agent and the Lead Arranger in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes (if any) and the other documents to be delivered hereunder, including, without limitation, (A) all reasonable due diligence, syndication (including printing, distribution and bank meetings), computer and duplication expenses and (B) the reasonable fees and expenses of counsel for each Agent and the Lead Arranger with respect thereto and with respect to advising each Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses of each Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes (if any) and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for each Agent, the Lead Arranger and each Lender in connection with the enforcement of rights under this Section 8.04(a).

         (b) The Borrower agrees to indemnify and hold harmless each Agent, the Lead Arranger and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Notes or CAF Notes (if any), this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim for special, indirect, consequential or punitive damages against any Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability arising out of or otherwise relating to the Notes or CAF Notes (if any), this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

         (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance or CAF Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Sections 2.09(d) or (e), 2.11 or 2.13, acceleration of the maturity of the Notes or CAF Notes (if any), as the case may be, pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

                   CERC 364-Day Revolving Credit Agreement

         (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.12, 2.15 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes or CAF Notes (if any).

                  SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes or CAF Notes, if any, due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note or CAF Note, as the case may be, held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note or CAF Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

                  SECTION 8.06. Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and each Agent and when the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                  SECTION 8.07. Assignments and Participations. (a) Each Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Revolving Advances owing to it and the Note or Notes, if any, held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make CAF Advances, CAF Advances owing to it and CAF Note or CAF Notes, if any), (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note, if any, subject to such assignment, and (v) the parties to each such assignment shall deliver to the Administrative Agent a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.13, 2.16 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

         (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or

                   CERC 364-Day Revolving Credit Agreement
the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto;
(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to such Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

         (c) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be prima facie evidence of the correctness thereof, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note, if any, subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

         (e) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes, if any, held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

         (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender.

                   CERC 364-Day Revolving Credit Agreement

         (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time and without the consent of the Borrower or any Agent
(i) create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System, and (ii) with notice to the Borrower and the Administrative Agent, assign all or part of its rights and obligations under this Agreement to any of its Affiliates.

         (h) In the event that any Lender requests payments of reimbursement, compensation or indemnification from the Borrower pursuant to Sections 2.02,
2.12 or 2.15 herein, then the Borrower shall have the right, but not the obligation, at its own expense, upon 5 Business Days notice to such Lender and the Administrative Agent, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraphs (a) and (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraphs (a) and
(b) above) all its interests, rights and obligations in respect of its Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any governmental authority, (ii) no Default has occurred or is continuing, (iii) the Borrower has satisfied all of its obligations under this Agreement relating to such assigning Lender through the date of such assignment, (iv) the Borrower shall pay to the Administrative Agent the administrative fee in the amount of $3,500 if such replacement Lender assignee is not an existing Lender, and (v) such assignee shall pay to such assigning Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Advances made by such Lender hereunder and the Borrower, the Administrative Agent or such assignee, as applicable, shall pay to such Lender all other amounts accrued for such Lender's account or owed to it hereunder.

                  SECTION 8.08. Collateral. The Lenders acknowledge and agree that their rights under the Pledge Agreement will be limited as set forth therein. In particular, the rights of the Lenders under the Pledge Agreement will be limited to their right to share in the proceeds of the Collateral as provided therein, and they shall have no rights to direct actions of the Collateral Agent thereunder. The security interest in the Collateral to be granted in favor of the Lenders shall be automatically released at such time as the security interest granted therein in favor of the Bridge Secured Parties (as defined in the Pledge Agreement) has been released and terminated in accordance with the terms of the Pledge Agreement.

                  SECTION 8.09. Confidentiality. Neither Agent nor any Lender shall disclose any Confidential Information to any other Person without the consent of the Borrower, other than (a) to such Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 8.07(f), to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking or any other regulatory or self-regulatory authorities. The Borrower may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower relating to such U.S. tax treatment and U.S. tax structure.

                  SECTION 8.10. Governing Law. This Agreement and the Notes (if any) shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 8.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 8.12. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes or CAF Notes (if any), or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such

                   CERC 364-Day Revolving Credit Agreement

New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes or CAF Notes (if any) in the courts of any jurisdiction.

         (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes or CAF Notes (if any) in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                   CERC 364-Day Revolving Credit Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                 CENTERPOINT ENERGY RESOURCES CORP., as Borrower

                                 By      /s/ Marc Kilbride
                                    -------------------------------
                                    Title:

                   CERC 364-Day Revolving Credit Agreement

                                     CITICORP USA, INC., as Administrative Agent

                                     By     /s/ [Illegible]
                                        ---------------------------
                                        Title: Vice President

                   CERC 364-Day Revolving Credit Agreement

                             SALOMON SMITH BARNEY, INC., as Lead Arranger and as
                                Joint Bookrunner

                             By      /s/ Anita J. Brickell
                                ---------------------------------
                                Title: Managing Director

                   CERC 364-Day Revolving Credit Agreement

                            J.P. MORGAN SECURITIES INC., as Lead Arranger and as
                                Joint Bookrunner

                            By      /s/ Richard R. Thayer
                               ----------------------------------
                                    Richard R. Thayer
                                    Managing Director

                   CERC 364-Day Revolving Credit Agreement

                               CITICORP NORTH AMERICA, INC., as Collateral Agent

                               By     /s/ [Illegible]
                                  -------------------------------
                                  Title: Vice President

                   CERC 364-Day Revolving Credit Agreement

                                     WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-
                                       Syndication Agent

                                     By      /s/ [Illegible]
                                        ---------------------------
                                        Title: Vice President

                   CERC 364-Day Revolving Credit Agreement

                               BANC ONE CAPITAL MARKETS, INC., as Co-Syndication
                                  Agent

                               By      /s/ Michael Murphy
                                  ------------------------------
                                  Title: Managing Director

                   CERC 364-Day Revolving Credit Agreement

                                      CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS
                                        BRANCH, as Documentation Agent

                                      By     /s/ S. William Fox
                                         ------------------------------
                                         Title: Director

                                      By     /s/ Ian W. Nalitt
                                         ------------------------------
                                         Title: Associate

                   CERC 364-Day Revolving Credit Agreement

                                 INITIAL LENDERS

Commitments

$35,000,000                      CITICORP USA, INC., as an Initial Lender

                                 By     /s/ [Illegible]
                                    ------------------------------
                                    Title: Vice President

$35,000,000                      JPMORGAN CHASE BANK, as an Initial Lender

                                 By     /s/ Robert Truhard
                                    ------------------------------
                                    Title: Vice President

$30,000,000                      WACHOVIA BANK, NATIONAL ASSOCIATION, as an
                                   Initial Lender

                                 By     /s/ [Illegible]
                                    ------------------------------
                                    Title: Vice President

$30,000,000                      BANK ONE, NA, as an Initial Lender

                                 By     /s/ Madeleine N. Pember
                                    ------------------------------
                                    Title: Director

$30,000,000                      CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS
                                   BRANCH, as an Initial Lender

                                 By     /s/ S. William Fox
                                    ------------------------------
                                    Title: Director

                                 By     /s/ Ian W. Nalitt
                                    ------------------------------
                                    Title: Associate

$25,000,000                      BANK OF AMERICA, N.A., as an Initial Lender

                                 By     /s/ Richard L. Stein
                                    ------------------------------
                                    Title: Principal

$15,000,000                      DEUTSCHE BANK AG NEW YORK BRANCH, as an Initial
                                   Lender

                                 By     /s/ Hans Narberhaus
                                    ------------------------------
                                    Title: Vice President

                                 By     /s/ Joel Makowsky
                                    ------------------------------
                                    Title: Vice President

$200,000,000      Total of the Commitments

                   CERC 364-Day Revolving Credit Agreement

                                                                      SCHEDULE I

                                                      APPLICABLE LENDING OFFICES

Name of Initial Lender             Domestic Lending Office                Eurodollar Lending Office
----------------------             -----------------------                -------------------------
Citicorp USA, Inc.                 Two Penns Way, Suite 200               Two Penns Way, Suite 200
                                   New Castle, DE 19720                   New Castle, DE 19720
                                   ABA # 021000089                        ABA # 021000089
                                   Account # 36852248                     Account # 36852248
                                   Account Name: Agency/Medium            Account Name: Agency/Medium
                                   Term Finance                           Term Finance
                                   Attn: Jackie Caine                     Attn: Jackie Caine
                                   Reference: CenterPoint Energy          Reference: CenterPoint Energy
                                   Resources                              Resources

JPMorgan Chase Bank                1111 Fannin, 10th Floor                1111 Fannin, 10th Floor
                                   Houston, TX 77002                      Houston, TX 77002
                                   ABA # 021 000 021                      ABA # 021 000 021
                                   Account # 323 226 337                  Account # 323 226 337
                                   Account Name: Utilities Clearing       Account Name: Utilities Clearing
                                   Account                                Account
                                   Attn: Janene English                   Attn: Janene English
                                   Reference: CenterPoint Energy          Reference: CenterPoint Energy
                                   Resources Corp.                        Resources Corp.

Wachovia Bank,                     201 South College Street               201 South College Street
National Association               Charlotte, NC 28288-1183               Charlotte, NC 28288-1183
                                   ABA # 053000219                        ABA # 053000219
                                   Account # 0145916-8118011              Account # 0145916-8118011
                                   Account Name: Utilities                Account Name: Utilities
                                   Attn: Chanue Michael                   Attn: Chanue Michael
                                   Reference: CenterPoint Energy          Reference: CenterPoint Energy
                                   Resources                              Resources

Bank One, NA                       1 Bank One Plaza, Suite IL1-0634       1 Bank One Plaza, Suite IL1-0634
                                   Chicago, IL 60670                      Chicago, IL 60670
                                   ABA # 071000013                        ABA # 071000013
                                   Account # 481152860000                 Account # 481152860000
                                   Account Name: LS2 Incoming Account     Account Name: LS2 Incoming Account
                                   Attn: LS2 Incoming Wires               Attn: LS2 Incoming Wires
                                   Reference: CenterPoint Energy          Reference: CenterPoint Energy
                                   Resources Corp.                        Resources Corp.

Credit Suisse First Boston,        11 Madison Avenue                      11 Madison Avenue
Cayman Islands Branch              New York, NY 10010                     New York, NY 10010
                                   ABA # 021 000 018                      ABA # 021 000 018
                                   Account # 890-0387-742                 Account # 890-0387-742
                                   Account Name: CSFB NY Loan Clearing    Account Name: CSFB NY Loan Clearing
                                   Attn: Sonya Shillingford               Attn: Sonya Shillingford
                                   Reference: CenterPoint Energy          Reference: CenterPoint Energy
                                   Resources Corp.                        Resources Corp.

                   CERC 364-Day Revolving Credit Agreement

Name of Initial Lender             Domestic Lending Office                Eurodollar Lending Office
----------------------             -----------------------                -------------------------
Bank of America, N.A.              901 Main Street, 14th Floor            901 Main Street, 14th Floor
                                   Dallas, TX 75202-3714                  Dallas, TX 75202-3714
                                   ABA # 111000012                        ABA # 111000012
                                   Account # 1292000883                   Account # 1292000883
                                   Account Name: Credit Services          Account Name: Credit Services
                                   Attn: Marija Salic                     Attn: Marija Salic
                                   Reference: Reliant Energy              Reference: Reliant Energy
                                   Resources Corp.                        Resources Corp.

Deutsche Bank AG New York          31 West 52nd Street                    31 West 52nd Street
Branch                             New York, NY 10019                     New York, NY 10019
                                   ABA # 021001033                        ABA # 021001033
                                   Account # 60200119                     Account # 60200119
                                   Account Name: Deutsche Bank NY         Account Name: Deutsche Bank NY
                                   Loan Operations                        Loan Operations
                                   Attn: Esther Ocampo/Frank Gerencser    Attn: Esther Ocampo/Frank Gerencser
                                   Reference: CenterPoint Energy          Reference: CenterPoint Energy
                                   Resources                              Resources

                   CERC 364-Day Revolving Credit Agreement

                                                             EXHIBIT A - FORM OF
                                                                 PROMISSORY NOTE

U.S.$_______________                  Dated:  __________ __, 2003

                  FOR VALUE RECEIVED, the undersigned, CENTERPOINT ENERGY RESOURCES CORP., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Revolving Advances made by the Lender to the Borrower pursuant to the Credit Agreement dated as of March 25, 2003 among the Borrower, the Lenders listed on the signature pages thereto, Salomon Smith Barney Inc. and J.P. Morgan Securities Inc., as Lead Arrangers and Joint Bookrunners, Citicorp North America, Inc. as Collateral Agent and Citicorp USA, Inc., as Administrative Agent for the Lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

                  The Borrower promises to pay interest on the unpaid principal amount of each Revolving Advance from the date of such Revolving Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America to Citicorp USA, Inc., as Administrative Agent, at Two Penns Way, Suite 200, New Castle, Delaware, 19720, in same day funds. Each Revolving Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

                  This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                              CENTERPOINT ENERGY RESOURCES CORP.

                                              By _______________________________
                                                 Title:

                   CERC 364-Day Revolving Credit Agreement

                       ADVANCES AND PAYMENTS OF PRINCIPAL

                  AMOUNT OF REVOLVING      AMOUNT OF PRINCIPAL      UNPAID PRINCIPAL
DATE                    ADVANCE              PAID OR PREPAID             BALANCE           NOTATION MADE BY
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________

                   CERC 364-Day Revolving Credit Agreement

                                                             EXHIBIT B - FORM OF
                                                             NOTICE OF BORROWING

Citicorp USA, Inc., as Administrative Agent for the Lenders parties to the Credit Agreement referred to below
399 Park Avenue
New York, NY 10043

Attention:  ____________________

                                     [DATE]

Ladies and Gentlemen:

                  The undersigned, CENTERPOINT ENERGY RESOURCES CORP., refers to the Credit Agreement, dated as of March 25, 2003 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the Lenders listed on the signature pages thereto, Salomon Smith Barney Inc. and J.P. Morgan Securities Inc., as Lead Arrangers and Joint Bookrunners, Citicorp North America, Inc., as Collateral Agent and Citicorp USA, Inc., as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

                  (i) The Business Day of the Proposed Revolving Borrowing is _______________, 20__.

                  (ii) The Type of Revolving Advances comprising the Proposed Revolving Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

                  (iii) The aggregate amount of the Proposed Revolving Borrowing is $_______________.

                  (iv) [The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Revolving Borrowing is __________ [week][month][s].]

                  (v) All or a portion of the Proposed Revolving Borrowing [will][will not] be used to repay commercial paper.

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving Borrowing:

                  (A) the representations and warranties contained in Section 4.01 (other than, in the case of any Revolving Borrowing, all or a portion of the proceeds of which shall be applied to repay commercial paper of the Borrower or its Subsidiaries, Section 4.01(e) and (f)) of the Credit Agreement are correct, before and after giving effect to the Proposed Revolving Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (except to the extent such representations are limited to a prior date);

                  (B) no event has occurred and is continuing, or would result from such Proposed Revolving Borrowing or from the application of the proceeds therefrom, that constitutes a Default; and

                   CERC 364-Day Revolving Credit Agreement

                  (C)      the Borrower is Solvent.

                                              Very truly yours,

                                              CENTERPOINT ENERGY RESOURCES CORP.

                                              By _______________________________
                                                 Title:(1)
----------------------

(1)      Signatory must be a Financial Officer, as defined in the Credit
         Agreement.

                   CERC 364-Day Revolving Credit Agreement

                                                             EXHIBIT C - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Credit Agreement dated as of March 25, 2003 (as amended or modified from time to time, the "Credit Agreement") among CENTERPOINT ENERGY RESOURCES CORP., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement), Salomon Smith Barney Inc. and J.P. Morgan Securities Inc., as Lead Arrangers and Joint Bookrunners, Citicorp North America, Inc., as Collateral Agent and Citicorp USA, Inc., as Administrative Agent for the Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

                  The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of CAF Advances and CAF Notes) equal to the percentage interest specified on
         Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement (other than in respect of CAF Advances and CAF Notes). After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Revolving Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

                  2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note (if any) held by the Assignor and requests that the Administrative Agent exchange such Note for a new Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

                  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
         (ii) agrees that it will, independently and without reliance upon any Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes each Agent to take such action as such Agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto;
         (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.15 of the Credit Agreement.

                  4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

                  5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and

                   CERC 364-Day Revolving Credit Agreement

         Acceptance, have the rights and obligations of a Lender thereunder and
         (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes (if any) in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes (if any) for periods prior to the Effective Date directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                  8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                   CERC 364-Day Revolving Credit Agreement

                                   Schedule 1
                                       to
                            Assignment and Acceptance

Percentage interest assigned:                                             _____%

Assignee's Commitment:                                         $__________

Aggregate outstanding principal amount of Revolving Advances
 assigned:                                                     $__________

Principal amount of Note payable to Assignee:                  $__________

Principal amount of Note payable to Assignor:                  $__________

Effective Date(1):  _______________, 20__

                                                 [NAME OF ASSIGNOR], as Assignor

                                                 By ____________________________
                                                    Title:

                                                 Dated:  _______________, 20__

                                                 [NAME OF ASSIGNEE], as Assignee

                                                 By ____________________________
                                                    Title:

                                                 Domestic Lending Office:
                                                      [Address]

                                                 Eurodollar Lending Office:
                                                      [Address]

Accepted [and Approved](2) this
__________ day of _______________, 20__

CITICORP USA, INC., as Administrative Agent

By ________________________
   Title:

[Approved this __________ day of _______________, 20__

-----------------------

(1) This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

(2) Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".

                   CERC 364-Day Revolving Credit Agreement

CENTERPOINT ENERGY RESOURCES CORP.

By ________________________](1)
   Title:

------------------------

(1) Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".

                   CERC 364-Day Revolving Credit Agreement

                                                             EXHIBIT D - FORM OF
                                                                        CAF NOTE

U.S.$_______________                Dated:  _______________, 200_

                  FOR VALUE RECEIVED, the undersigned, CENTERPOINT ENERGY RESOURCES CORP., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement dated as of March 25, 2003 among the Borrower, the Lenders listed on the signature pages thereto, Salomon Smith Barney Inc. and J.P. Morgan Securities Inc., as Lead Arrangers and Joint Bookrunners, Citicorp North America, Inc., as Collateral Agent and Citicorp USA, Inc., as Administrative Agent for the Lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined)), on _______________, 200_, the principal amount of U.S.$_______________.

                  The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

                  Interest Rate: _____% per annum (calculated on the basis of a year of 360 days for the actual number of days elapsed).

                  Both principal and interest are payable in lawful money of the United States of America to _________________________ for the account of the Lender at the office of _________________________, at _________________________
in same day funds.

                  This Promissory Note is one of the CAF Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

                  The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

                  This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                              CENTERPOINT ENERGY RESOURCES CORP.

                                              By _______________________________
                                                 Title:

                   CERC 364-Day Revolving Credit Agreement

                                                             EXHIBIT E - FORM OF
                                                         COMPETITIVE BID REQUEST

Citicorp USA, Inc.,
As Administrative Agent for the
Lenders parties to the Credit Agreement (as defined below)
399 Park Avenue
New York, NY 10043

Ladies and Gentlemen:

                  Reference is made to the Credit Agreement, dated as of March 25, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the undersigned, the Lenders listed on the signature pages thereto, Salomon Smith Barney Inc. and J.P. Morgan Securities Inc., as Lead Arrangers and Joint Bookrunners, Citicorp North America, Inc., as Collateral Agent and Citicorp USA, Inc., as Administrative Agent for said Lenders. Terms defined in the Credit Agreement are used herein as therein defined.

                  This is a Competitive Bid Request pursuant to Section 2.04 of the Credit Agreement requesting quotes for the following:

Aggregate Principal Amount           $__________     $__________     $__________

Effective Date of CAF Advance        ___________     ___________     ___________

Type of CAF Advance (1)              ___________     ___________     ___________

Maturity Date (2)                    ___________     ___________     ___________

Interest Payment Dates               ___________     ___________     ___________

                                             Very truly yours,

                                             CENTERPOINT ENERGY RESOURCES CORP.,
                                               as Borrower

                                             By ________________________________
                                                Title:

Dated:__________________

------------------------

(1)      Fixed Rate Advance or CAF Eurodollar Rate Advance.

(2)      A period of at least 15 days and no longer than 180 days.

                   CERC 364-Day Revolving Credit Agreement

                                                             EXHIBIT F - FORM OF
                                                                 COMPETITIVE BID

Citicorp USA, Inc.,
As Administrative Agent for the
Lenders parties to the Credit Agreement (as defined below)
399 Park Avenue
New York, NY 10043

Ladies and Gentlemen:

                  Reference is made to the Credit Agreement, dated as of March 25, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the undersigned, the Lenders listed on the signature pages thereto, Salomon Smith Barney Inc. and J.P. Morgan Securities Inc., as Lead Arrangers and Joint Bookrunners, Citicorp North America, Inc., as Collateral Agent and Citicorp USA, Inc., as Administrative Agent for said Lenders. Terms defined in the Credit Agreement are used herein as therein defined.

                  In accordance with Section 2.04(b) of the Credit Agreement, the undersigned Lender offers to make a CAF Advance thereunder in the following amounts with the following maturity dates:

Effective Date of CAF Advance: _____________________, 200_

Aggregate Maximum Amount: $________________________

Maturity Date 1                Maturity Date 2               Maturity Date 3
---------------                ---------------               ---------------
Maximum Amount $               Maximum Amount $              Maximum Amount $

Rate(1) Amount                 Rate Amount                   Rate Amount

Rate Amount                    Rate Amount                   Rate Amount

                  The undersigned hereby confirms that it is prepared to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.04(d) of the Credit Agreement.

                                                        Very truly yours,

                                                        [NAME OF BIDDING LENDER]

                                                        By _____________________
                                                        Name:
Dated:________________                                  Title:
                                                        Telephone No.:
                                                        Fax:

------------------------

(1) In the case of CAF Eurodollar Rate Advances, insert CAF Margin; in the case of Fixed Rate Advances, insert fixed rate bid.

                   CERC 364-Day Revolving Credit Agreement

                                                             EXHIBIT G - FORM OF
                                                    COMPETITIVE BID CONFIRMATION

Citicorp USA, Inc.,
As Administrative Agent for the
Lenders parties to the Credit Agreement (as defined below)
399 Park Avenue
New York, NY 10043

Ladies and Gentlemen:

                  Reference is made to the Credit Agreement, dated as of March 25, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the undersigned, the Lenders listed on the signature pages thereto, Salomon Smith Barney Inc. and J.P. Morgan Securities Inc., as Lead Arrangers and Joint Bookrunners, Citicorp North America, Inc., as Collateral Agent and Citicorp USA, Inc., as Administrative Agent for said Lenders. Terms defined in the Credit Agreement are used herein as therein defined.

                  In accordance with Section 2.04(d) of the Credit Agreement, the undersigned accepts and confirms the offers by the Lender[s] to make CAF Advances to the undersigned on ___________, 200_ under said Section 2.04(d) in the [respective] amount[s] set forth on the attached list of CAF Advances offered.

                  By delivery of this Competitive Bid Confirmation and the acceptance of any or all of the CAF Advances offered by the Lenders in response to this Competitive Bid Confirmation, the undersigned shall be deemed to have represented and warranted that the relevant conditions to making CAF Advances in
Section 3.03 of the Credit Agreement have been satisfied with respect to such CAF Advances.

                                             Very truly yours,

                                             CENTERPOINT ENERGY RESOURCES CORP.,
                                               as Borrower

                                             By ________________________________
                                                Title:

Dated:________________

[Borrower to attach CAF Advances offer list prepared by the Administrative Agent with accepted amount entered by the Borrower to the right of each CAF Advance offer]

                   CERC 364-Day Revolving Credit Agreement

                                                             EXHIBIT H - FORM OF
                                                                PLEDGE AGREEMENT

                                PLEDGE AGREEMENT

                                Dated [__], 2003

                                      From

                       CENTERPOINT ENERGY RESOURCES CORP.

                                   as Grantor

                                       to

                          CITICORP NORTH AMERICA, INC.

                               as Collateral Agent

                            CERC - Pledge Agreement

                                TABLE OF CONTENTS

SECTION                                                                                                           PAGE
Section 1.        Grant of Security...........................................................................      2

Section 2.        Security for Obligations....................................................................      3

Section 3.        Delivery and Control of Security Collateral.................................................      3

Section 4.        Representations and Warranties..............................................................      3

Section 5.        Further Assurances..........................................................................      5

Section 6.        Post-Closing Changes........................................................................      6

Section 7.        Voting Rights; Dividends; Etc...............................................................      6

Section 8.        Transfers and Other Liens; Additional Shares................................................      7

Section 9.        Collateral Agent Appointed Attorney-in-Fact.................................................      8

Section 10.       Collateral Agent May Perform................................................................      8

Section 11.       The Collateral Agent's Duties...............................................................      8

Section 12.       Remedies....................................................................................      9

Section 13.       Indemnity and Expenses......................................................................     10

Section 14.       Amendments; Waivers.........................................................................     11

Section 15.       Notices, Etc................................................................................     11

Section 16.       Continuing Security Interest; Assignments under the Credit Agreements.......................     11

Section 17.       Release; Termination........................................................................     11

Section 18.       Execution in Counterparts...................................................................     12

Section 19.       Governing Law...............................................................................     12

Section 20.       Collateral Agent's Direction................................................................     12

Schedules

Schedules I     -     Location, Chief Executive Office, Type Of Organization,
                      Jurisdiction Of Organization And Organizational
                      Identification Number

Schedule II     -     Pledged Equity and Pledged Debt

Schedule III    -     Changes in Name, Location, Etc.

                            CERC - Pledge Agreement

                                PLEDGE AGREEMENT

                  PLEDGE AGREEMENT dated [__], 2003 made by CENTERPOINT ENERGY RESOURCES CORP., a Delaware corporation (the "GRANTOR"), to CITICORP NORTH AMERICA, INC., as collateral agent (in such capacity, together with any successor collateral agent, the "COLLATERAL AGENT") for the Secured Parties (defined below).

                  PRELIMINARY STATEMENTS.

                  (1) The Grantor has entered into a U.S.$200,000,000 Credit Agreement, dated March 25, 2003 (said Credit Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "REVOLVING CREDIT AGREEMENT") among the Grantor, as borrower, Salomon Smith Barney, Inc. and J.P. Morgan Securities Inc. as lead arrangers (the "REVOLVER ARRANGERS"), Wachovia Bank, National Association and Banc One Capital Markets, Inc., as co-syndication agents, Credit Suisse First Boston, Cayman Islands Branch, as documentation agent, Citicorp USA, Inc., as administrative agent (the "REVOLVER AGENT") and the lenders listed on the signature pages thereto (the "REVOLVER LENDERS" and, together with the Revolver Arrangers and the Revolver Agent, the "REVOLVER SECURED PARTIES").

                  (2) The Grantor has also entered into a Bridge Credit Agreement, dated March [__], 2003 (said Bridge Credit Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "BRIDGE CREDIT AGREEMENT" and, together with the Revolving Credit Agreement, the "CREDIT AGREEMENTS") among the Grantor, as borrower, Citicorp North America, Inc., as administrative agent (the "BRIDGE AGENT"), Salomon Smith Barney, Inc. as lead arranger (the "BRIDGE ARRANGER") and the lenders listed on the signature pages thereto (the "BRIDGE LENDERS" and, together with the Bridge Agent and the Bridge Arranger, the "BRIDGE SECURED PARTIES" and, together with the Revolver Secured Parties, the "SECURED PARTIES"). Terms defined in the Credit Agreements and not otherwise defined in this Agreement are used in this Agreement as defined in the applicable Credit Agreement.

                  (3) Pursuant to the Credit Agreements, the Grantor is entering into this Agreement in order to grant to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in the Collateral (as hereinafter defined).

                  (4) The Grantor is the owner of the shares of stock or other equity interests (the "INITIAL PLEDGED EQUITY") set forth opposite the Grantor's name on and as otherwise described in Schedule II hereto and issued by the Persons named therein and of the indebtedness (the "INITIAL PLEDGED DEBT") set forth opposite such Grantor's name on and as otherwise described in Part II of Schedule II hereto and issued by the obligors named therein.

                  (5) It is a condition precedent to the making of Advances by the Bridge Lenders under the Bridge Credit Agreement and the making of further Advances by the Revolver Lenders under the Revolving Credit Agreement that the Grantor shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

                            CERC - Pledge Agreement

                  (6) Unless otherwise defined in this Agreement or in the Credit Agreements, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9. "UCC" means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Bridge Lenders to make Advances under the Bridge Credit Agreement and to induce the Revolver Lenders to make further Advances under the Revolving Credit Agreement, the Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:

                  Section 1. Grant of Security. The Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, the Grantor's right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by the Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the "COLLATERAL"):

                  (a)      the following (the "SECURITY COLLATERAL"):

                           (i)      the Initial Pledged Equity and the
                  certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto;

                           (ii) all additional shares of stock and other Equity Interests of or in any issuer of the Initial Pledged Equity or any successor entity from time to time acquired by the Grantor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the "PLEDGED EQUITY"), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto;

                           (iii)    the Initial Pledged Debt and the
                  instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt; and

                  (b) all proceeds of, collateral for, income and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the

                            CERC - Pledge Agreement

         Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clause (a) of this Section 1 and this clause (b)).

                  Section 2. Security for Obligations. This Agreement secures, in the case of the Grantor, the payment of all obligations of the Grantor now or hereafter existing under the Loan Documents, as defined in the Bridge Credit Agreement ("BRIDGE OBLIGATIONS") and under the Loan Documents, as defined in the Revolving Credit Agreement ("REVOLVER OBLIGATIONS"), whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such obligations being the "SECURED OBLIGATIONS").

                  Section 3.        Delivery and Control of Security Collateral.
(a) All certificates or instruments representing or evidencing Security Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time after the occurrence and during the continuation of an Event of Default, in its reasonable discretion and without notice to the Grantor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 7(a). In addition, after the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.

                  (b) With respect to any Security Collateral in which the Grantor has any right, title or interest and that constitutes an uncertificated security, the Grantor will cause the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree in an authenticated record with the Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of the Grantor, such authenticated record to be in form and substance satisfactory to the Collateral Agent. With respect to any Security Collateral in which the Grantor has any right, title or interest and that is not an uncertificated security, upon the request of the Collateral Agent upon the occurrence and during the continuance of an Event of Default, the Grantor will notify each such issuer of Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder.

                  (c) Upon the request of the Collateral Agent, such Grantor will notify the issuer of the Initial Pledged Debt that such Initial Pledged Debt is subject to the security interest granted hereunder.

                  Section 4. Representations and Warranties. The Grantor represents and warrants as follows:

                  (a) The Grantor's exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule 1 hereto. The Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office in the state or

                            CERC - Pledge Agreement
         jurisdiction set forth in Schedule I hereto. The information set forth in Schedule I hereto with respect to the Grantor is true and accurate in all respects. The Grantor has not previously changed its name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule I hereto except as disclosed in Schedule III hereto.

                  (b) The Grantor is the legal and beneficial owner of the Collateral of the Grantor free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or as otherwise permitted under each Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing the Grantor or any trade name of the Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to the Loan Documents or as otherwise permitted under each Credit Agreement.

                  (c) The Pledged Equity pledged by the Grantor hereunder has been duly authorized and validly issued and is fully paid and non-assessable. With respect to any Pledged Equity that is an uncertificated security, the Grantor has caused the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree in an authenticated record with the Grantor and the Collateral Agent that such issuer will, upon the occurrence and during the continuation of an Event of Default, comply with instructions with respect to such security originated by the Collateral Agent without further consent of the Grantor. The Initial Pledged Debt pledged by such Grantor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, is evidenced by one or more promissory notes (which notes have been delivered to the Collateral Agent) and is not in default.

                  (d) The Initial Pledged Equity pledged by the Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule II hereto. The Initial Pledged Debt constitutes all of the outstanding indebtedness owed to such Grantor by the issuer thereof and is outstanding in the principal amount indicated on Schedule II hereto.

                  (e) All filings and other actions (including, without limitation, actions necessary to obtain control of Collateral as provided in Section 9-106 of the UCC) necessary to perfect the security interest in the Collateral of the Grantor created under this Agreement have been duly made or taken and are in full force and effect, and this Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations.

                  (f) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by the Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by the Grantor,
         (ii) the perfection or maintenance of the security interest created hereunder (including the first priority

                            CERC - Pledge Agreement
         nature of such security interest), except for the filing of financing and continuation statements under the UCC, which financing statements have been duly filed and are in full force and effect, and the actions described in Section 3 with respect to Security Collateral, which actions have been taken and are in full force and effect, or (iii) the exercise by the Collateral Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

                  Section 5. Further Assurances. (a) The Grantor agrees that from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by the Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of the Grantor. Without limiting the generality of the foregoing, the Grantor will promptly with respect to Collateral of the Grantor: (i) if any such Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Collateral Agent hereunder such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent; (ii) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent may request, in order to perfect and preserve the security interest granted or purported to be granted by the Grantor hereunder; (iii) deliver and pledge to the Collateral Agent for benefit of the Secured Parties certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; (iv) take all action necessary to ensure that the Collateral Agent has control of Collateral consisting of investment property as provided in Section 9-106 of the UCC; and (v) deliver to the Collateral Agent evidence that all other action that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest created by the Grantor under this Agreement has been taken.

                  (b) The Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, in each case without the signature of the Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

                  (c) The Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of the Grantor and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

                            CERC - Pledge Agreement

                  Section 6. Post-Closing Changes. (a) The Grantor will not change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 4(a) of this Agreement without first giving at least 10 Business Days' prior written notice to the Collateral Agent and taking all action required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement. The Grantor will not become bound by a security agreement authenticated by another Person (determined as provided in Section 9-203(d) of the UCC) without giving the Collateral Agent 10 Business Days' prior written notice thereof and taking all action required by the Collateral Agent to ensure that the perfection and first priority nature of the Collateral Agent's security interest in the Collateral will be maintained.

                  (b) The Grantor will hold and preserve its records relating to the Collateral and will permit up to six representatives of the Bridge Secured Parties designated by the Required Lenders (as defined in the Bridge Credit Agreement) or representatives of the Collateral Agent, on not less than five (5) Business Days' notice, at any reasonable time during normal business hours, to inspect and make copies of abstracts from such records and other documents and to discuss general business affairs of the Grantor with its officers; subject, however, in all cases to the imposition of such conditions as the Grantor shall deem necessary based on reasonable considerations of safety and security; provided, however, that the Grantor shall not be required to disclose to the Collateral Agent or any Secured Party or representatives thereof any information which is the subject of attorney-client privilege or attorney work-product privilege properly asserted by the Grantor to prevent the loss of such privilege in connection with such information or which is prevented from disclosure pursuant to a confidentiality agreement with third parties. Notwithstanding the foregoing, none of the conditions as to the exercise of the right of access described in the preceding sentence that relate to notice requirements or limitations on the Persons permitted to exercise such right shall apply at any time when a Default or an Event of Default shall have occurred (as each such term is defined in either of the Credit Agreements).

                  (c) If the Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.

                  Section 7. Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing:

                  (i) The Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral or any part thereof for any purpose; provided however, that the Grantor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Security Collateral or any part thereof.

                  (ii) The Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all

                            CERC - Pledge Agreement

                           (A) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

                           (B) dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a material reduction of capital, capital surplus or paid-in-surplus and

                           (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Security Collateral shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Security Collateral and shall, if received by the Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of the Grantor and be forthwith delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

                  (iii) The Collateral Agent will execute and deliver (or cause to be executed and delivered) to the Grantor all such proxies and other instruments as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

                  (b) Upon the occurrence and during the continuance of an Event of Default:

                  (i) All rights of the Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall, upon notice to the Grantor by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

                  (ii) All dividends, interest and other distributions that are received by the Grantor contrary to the provisions of paragraph (i) of this Section 7(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

                  Section 8. Transfers and Other Liens; Additional Shares. (a) The Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Credit Agreements, or
(ii) create

                            CERC - Pledge Agreement
or suffer to exist any Lien upon or with respect to any of the Collateral of the Grantor except for the pledge, assignment and security interest created under this Agreement and Permitted Liens.

                  (b) The Grantor agrees that it will (i) cause each issuer of the Pledged Equity pledged by the Grantor not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to the Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities of each issuer of the Pledged Equity.

                  Section 9.        Collateral Agent Appointed Attorney-in-Fact.
The Grantor hereby irrevocably appoints the Collateral Agent the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Collateral Agent's reasonable discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                  (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

                  (b) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above, and

                  (c) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral.

                  Section 10. Collateral Agent May Perform. If the Grantor fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Grantor under
Section 13.

                  Section 11. The Collateral Agent's Duties. (a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

                            CERC - Pledge Agreement

                  (b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary with (so long as an Event of Default has not occurred and is continuing) the written concurrence of the Grantor, appoint one or more subagents (each a "SUBAGENT") for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by the Grantor hereunder shall be deemed for purposes of this Pledge Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of the Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term "Collateral Agent," when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

                  Section 12. Remedies. If any Event of Default shall have occurred and be continuing:

                  (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties;
         (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; and (iii) exercise any and all rights and remedies of any of the Grantor under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) rights of the Grantor to demand or otherwise require payment of any amount with respect to the Collateral and (B) exercise all other rights and remedies with respect to the Collateral. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the

                            CERC - Pledge Agreement
         discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to
         Section 13) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in the following manner:

                           (i) first, paid to the Agents for any amounts then owing to the Agents pursuant to Section 8.04 of each of the Credit Agreements or otherwise under the Loan Documents, ratably in accordance with such respective amounts then owing to the Agents; and

                           (ii) second, paid to the Lenders for any amounts then owing to them, in their capacities as such, under the Loan Documents ratably in accordance with such respective amounts then owing to such Lenders.

         Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

                  (c) All payments received by the Grantor in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

                  (d) The Collateral Agent may, without notice to the Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held in any deposit account.

                  Section 13. Indemnity and Expenses. (a) The Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

                  (b) The Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or (iv) the failure by the Grantor to perform or observe any of the provisions hereof.

                            CERC - Pledge Agreement

                  Section 14. Amendments; Waivers. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

                  Section 15. Notices, Etc. All notices and other communications provided for hereunder shall be either (i) in writing (including telegraphic, telecopier or telex communication) and mailed, telegraphed, telecopied, telexed or otherwise delivered if to the Grantor, at its address at P.O. Box 2805, Houston, Texas, 77252, Attention: Assistant Treasurer (telecopy:
713 207 3301); if to the Collateral Agent, at its address at Two Penns Way, Suite 200, New Castle, Delaware, 19720 Attention: Janet Wallace (telecopy: 212 994 0961), with a copy to 388 Greenwich Street, New York, New York, 10013,
Attention: Stuart Glen (telecopy: 212 816 8098) or (ii) by electronic mail (if electronic mail addresses are designated as provided below) confirmed immediately in writing, in the case of the Grantor or the Collateral Agent, addressed to it at its address specified herein and in the Bridge Credit Agreement; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telegraphed, telecopied, telexed, sent by electronic mail or otherwise, be effective when deposited in the mails, delivered to the telegraph company, telecopied, confirmed by telex answerback, sent by electronic mail and confirmed in writing, or otherwise delivered (or confirmed by a signed receipt), respectively, addressed as aforesaid; except that notices and other communications to the Collateral Agent shall not be effective until received by the Collateral Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

                  Section 16. Continuing Security Interest; Assignments under the Credit Agreements. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the later of (i) the payment in full in cash of the Secured Obligations consisting of Bridge Obligations and (ii) the Termination Date (as defined in the Bridge Credit Agreement), (b) be binding upon the Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the applicable Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 8.07 of the applicable Credit Agreement.

                  Section 17. Release; Termination. Upon the later of (i) the payment in full in cash of the Secured Obligations consisting of Bridge Obligations, (ii) the release by the Collateral Agent of all Collateral and
(iii) the Termination Date (as defined in the Bridge Credit Agreement), the pledge and security interest granted hereby shall terminate and all rights to the

                            CERC - Pledge Agreement

Collateral shall revert to the Grantor. Upon any such termination, the Collateral Agent will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

                  Section 18. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

                  Section 19. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  Section 20. Collateral Agent's Direction. Notwithstanding anything to the contrary contained herein or the Loan Documents, no enforcement action may be taken by the Collateral Agent without the prior written direction by the Required Lenders (as defined in the Bridge Credit Agreement) or the Bridge Agent acting at the direction of the Required Lenders (as defined in the Bridge Credit Agreement), and the Revolving Lenders shall have no right to direct the Collateral Agent or vote on any matter other than the sharing of proceeds hereunder pursuant to Section 12.

                  IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                              CENTERPOINT ENERGY RESOURCES CORP.

                                              By _______________________________
                                                 Title:

                            CERC - Pledge Agreement

                                                               SCHEDULE I TO THE
                                                                PLEDGE AGREEMENT

             LOCATION, CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION,
         JURISDICTION OF ORGANIZATION AND ORGANIZATIONAL IDENTIFICATION
                                     NUMBER

                                 CHIEF
                               EXECUTIVE               TYPE OF          JURISDICTION OF      ORGANIZATIONAL
GRANTOR          LOCATION        OFFICE             ORGANIZATION          ORGANIZATION          I.D. NO.
-------          --------      ---------            ------------        ---------------      --------------
CenterPoint                                         Corporation            Delaware
Energy
Resources
Corp.

                            CERC - Pledge Agreement

                                                              SCHEDULE II TO THE
                                                                PLEDGE AGREEMENT

                         PLEDGED EQUITY AND PLEDGED DEBT

                            I. INITIAL PLEDGED EQUITY

----------------------------------------------------------------------------------------------------------
                                                                                               PERCENTAGE
                                                                                                   OF
                           CLASS OF EQUITY                    CERTIFICATE        NUMBER        OUTSTANDING
         ISSUER               INTEREST           PAR VALUE       NO(S)          OF SHARES        SHARES
----------------------------------------------------------------------------------------------------------
CenterPoint Energy Gas     [Common Stock]                                                          100%
Transmission Company
----------------------------------------------------------------------------------------------------------
CenterPoint Energy         [Common Stock]                                                          100%
Mississippi River
Transmission Corporation
----------------------------------------------------------------------------------------------------------

                            II. INITIAL PLEDGED DEBT

----------------------------------------------------------------------------------------------------------------------------
                                                                                                                 OUTSTANDING
                      DEBT             DESCRIPTION OF            DEBT CERTIFICATE             FINAL               PRINCIPAL
GRANTOR              ISSUER                 DEBT                       NO(S).                MATURITY               AMOUNT
----------------------------------------------------------------------------------------------------------------------------
Center-                                                                                                          $
Point
Energy
Resources
Corp.
----------------------------------------------------------------------------------------------------------------------------

                            CERC - Pledge Agreement

                                                             SCHEDULE III TO THE
                                                                PLEDGE AGREEMENT

                         CHANGES IN NAME, LOCATION, ETC.

CHANGES IN THE GRANTOR'S NAME (INCLUDING NEW GRANTOR WITH A NEW NAME AND NAMES ASSOCIATED WITH ALL PREDECESSORS IN INTEREST OF THE GRANTOR)

CHANGES IN THE GRANTOR'S LOCATION

CHANGES IN THE GRANTOR'S CHIEF EXECUTIVE OFFICE

CHANGES IN THE TYPE OF ORGANIZATION

CHANGES IN THE JURISDICTION OF ORGANIZATION

CHANGES IN THE ORGANIZATIONAL IDENTIFICATION NUMBER

                            CERC - Pledge Agreement